                                                                   EXHIBIT 10.12

EXECUTION COPY

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                            PLASTIPAK HOLDINGS, INC.

                           FIFTH AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                          DATED AS OF JANUARY 28, 2005

                         COMERICA BANK, AS LEAD ARRANGER
                            AND ADMINISTRATIVE AGENT

                    FLEET NATIONAL BANK, AS SYNDICATION AGENT

                 JPMORGAN CHASE BANK N.A., AS SYNDICATION AGENT

               STANDARD FEDERAL BANK N.A., AS DOCUMENTATION AGENT

                    BANK OF MONTREAL, AS DOCUMENTATION AGENT

================================================================================

            TABLE OF CONTENTS

1.  DEFINITIONS.......................................................................................       1
    1.1    CERTAIN DEFINED TERMS......................................................................       1

2.  REVOLVING CREDIT..................................................................................      26
    2.1    COMMITMENT.................................................................................      26
    2.2    ACCRUAL OF INTEREST AND MATURITY; EVIDENCE OF INDEBTEDNESS.................................      26
    2.3    REQUESTS FOR AND REFUNDINGS AND CONVERSIONS OF ADVANCES....................................      27
    2.4    DISBURSEMENT OF ADVANCES...................................................................      29
    2.5    SWING LINE ADVANCES........................................................................      31
    2.6    PRIME-BASED INTEREST PAYMENTS..............................................................      35
    2.7    EUROCURRENCY-BASED INTEREST PAYMENTS AND QUOTED RATE INTEREST PAYMENTS.....................      35
    2.8    INTEREST PAYMENTS ON CONVERSIONS...........................................................      35
    2.9    INTEREST ON DEFAULT........................................................................      36
    2.10   OPTIONAL PREPAYMENT OF REVOLVING CREDIT ADVANCES...........................................      36
    2.11   RESERVED...................................................................................      36
    2.12   PRIME-BASED ADVANCE IN ABSENCE OF ELECTION OR UPON DEFAULT.................................      37
    2.13   REVOLVING CREDIT FACILITY FEE..............................................................      37
    2.14   MANDATORY REDUCTION OF INDEBTEDNESS........................................................      37
    2.15   MANDATORY REPAYMENT OF REVOLVING ADVANCES; MANDATORY REDUCTION OF REVOLVING CREDIT
           AGGREGATE COMMITMENT.......................................................................      38
    2.16   OPTIONAL REDUCTION OR TERMINATION OF REVOLVING CREDIT AGGREGATE COMMITMENT.................      39
    2.17   EXTENSION OF REVOLVING CREDIT MATURITY DATE................................................      39
    2.18   APPLICATION OF ADVANCES....................................................................      40

3.  LETTERS OF CREDIT.................................................................................      40
    3.1    LETTERS OF CREDIT..........................................................................      40
    3.2    CONDITIONS TO ISSUANCE.....................................................................      41
    3.3    NOTICE.....................................................................................      42
    3.4    LETTER OF CREDIT FEES......................................................................      42
    3.5    OTHER FEES.................................................................................      43
    3.6    DRAWS AND DEMANDS FOR PAYMENT UNDER LETTERS OF CREDIT......................................      43
    3.7    OBLIGATIONS IRREVOCABLE....................................................................      45
    3.8    RISK UNDER LETTERS OF CREDIT...............................................................      46
    3.9    INDEMNIFICATION............................................................................      47
    3.10   RIGHT OF REIMBURSEMENT.....................................................................      48
    3.11   EXISTING LETTERS OF CREDIT.................................................................      48

4.  MARGIN ADJUSTMENTS................................................................................      48
    4.1    MARGIN ADJUSTMENTS.........................................................................      48

5.  CONDITIONS........................................................................................      49
    5.1    EXECUTION OF NOTES AND THIS AGREEMENT......................................................      49
    5.2    CORPORATE AUTHORITY........................................................................      49
    5.3    COLLATERAL DOCUMENTS.......................................................................      50
    5.4    INSURANCE..................................................................................      50
    5.5    COMPLIANCE WITH CERTAIN DOCUMENTS AND AGREEMENTS...........................................      50
    5.6    OPINION OF COUNSEL.........................................................................      50

    5.7    BORROWERS' CERTIFICATE.....................................................................      50
    5.8    PAYMENT OF FEES............................................................................      50
    5.9    CONTINUING CONDITIONS......................................................................      51
    5.10   FOREIGN SUBSIDIARIES.......................................................................      51

6.  REPRESENTATIONS AND WARRANTIES....................................................................      52
    6.1    CORPORATE AUTHORITY........................................................................      52
    6.2    DUE AUTHORIZATION - BORROWERS..............................................................      52
    6.3    DUE AUTHORIZATION - SUBSIDIARIES...........................................................      52
    6.4    LIENS......................................................................................      53
    6.5    TAXES......................................................................................      53
    6.6    NO DEFAULTS................................................................................      53
    6.7    ENFORCEABILITY OF AGREEMENT AND LOAN DOCUMENTS -- BORROWERS................................      53
    6.8    ENFORCEABILITY OF LOAN DOCUMENTS -- SUBSIDIARIES...........................................      53
    6.9    COMPLIANCE WITH LAWS.......................................................................      53
    6.10   NON-CONTRAVENTION -- BORROWERS.............................................................      54
    6.11   NON-CONTRAVENTION -- SUBSIDIARIES..........................................................      54
    6.12   NO LITIGATION..............................................................................      54
    6.13   CONSENTS, APPROVALS AND FILINGS, ETC.......................................................      55
    6.14   AGREEMENTS AFFECTING FINANCIAL CONDITION...................................................      55
    6.15   NO INVESTMENT COMPANY OR MARGIN STOCK......................................................      55
    6.16   ERISA......................................................................................      55
    6.17   CONDITIONS AFFECTING BUSINESS OR PROPERTIES................................................      56
    6.18   ENVIRONMENTAL AND SAFETY MATTERS...........................................................      56
    6.19   SUBSIDIARIES...............................................................................      56
    6.20   ACCURACY OF INFORMATION....................................................................      56
    6.21   LABOR RELATIONS............................................................................      57
    6.22   SOLVENCY...................................................................................      57
    6.23   CAPITALIZATION.............................................................................      57
    6.24   RESERVED...................................................................................      58
    6.25   SENIOR UNSECURED NOTE DOCUMENTS............................................................      58

7.  AFFIRMATIVE COVENANTS.............................................................................      58
    7.1    FINANCIAL STATEMENTS.......................................................................      58
    7.2    CERTIFICATES; OTHER INFORMATION............................................................      59
    7.3    PAYMENT OF OBLIGATIONS.....................................................................      59
    7.4    CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...........................................      59
    7.5    MAINTENANCE OF PROPERTY; INSURANCE.........................................................      60
    7.6    INSPECTION OF PROPERTY; BOOKS AND RECORDS, DISCUSSIONS; AUDITS.............................      60
    7.7    NOTICES....................................................................................      61
    7.8    HAZARDOUS MATERIAL LAWS....................................................................      61
    7.9    DEBT SERVICE COVERAGE RATIO................................................................      62
    7.10   SENIOR SECURED DEBT RATIO..................................................................      62
    7.11   LEVERAGE RATIO.............................................................................      62
    7.12   CONSOLIDATED TANGIBLE NET WORTH............................................................      62
    7.13   TAXES......................................................................................      62
    7.14   GOVERNMENTAL AND OTHER APPROVALS...........................................................      62
    7.15   COMPLIANCE WITH ERISA......................................................................      63
    7.16   ERISA NOTICES..............................................................................      63
    7.17   SECURITY; FOREIGN SIGNIFICANT SUBSIDIARIES.................................................      63
    7.18   DEFENSE OF COLLATERAL......................................................................      64

    7.19   USE OF PROCEEDS............................................................................      64
    7.20   FUTURE SUBSIDIARIES; ADDITIONAL COLLATERAL.................................................      64
    7.21   FURTHER ASSURANCES.........................................................................      65

8.  NEGATIVE COVENANTS................................................................................      65
    8.1    LIMITATION ON DEBT.........................................................................      65
    8.2    LIMITATION ON LIENS........................................................................      66
    8.3    LIMITATION ON GUARANTEE OBLIGATIONS........................................................      67
    8.4    ACQUISITIONS...............................................................................      67
    8.5    LIMITATION ON MERGERS, OR SALE OF ASSETS...................................................      67
    8.6    RESTRICTED PAYMENTS........................................................................      68
    8.7    LIMITATION ON INVESTMENTS, LOANS AND ADVANCES..............................................      68
    8.8    TRANSACTIONS WITH AFFILIATES...............................................................      69
    8.9    SALE AND LEASEBACK.........................................................................      70
    8.10   LIMITATION ON NEGATIVE PLEDGE CLAUSES......................................................      70
    8.11   PREPAYMENT OF DEBTS........................................................................      70
    8.12   AMENDMENT OF CERTAIN DOCUMENTS RELATING TO DEBT............................................      70
    8.13   MODIFICATION OF CERTAIN AGREEMENTS.........................................................      70
    8.14   LIMITATION ON CAPITAL EXPENDITURES.........................................................      71

9.  DEFAULTS..........................................................................................      71
    9.1    EVENTS OF DEFAULT..........................................................................      71
    9.2    EXERCISE OF REMEDIES.......................................................................      73
    9.3    RIGHTS CUMULATIVE..........................................................................      73
    9.4    WAIVER BY BORROWERS OF CERTAIN LAWS........................................................      73
    9.5    WAIVER OF DEFAULTS.........................................................................      73
    9.6    SET OFF....................................................................................      74

10. PAYMENTS, RECOVERIES AND COLLECTIONS..............................................................      74
    10.1   PAYMENT PROCEDURE..........................................................................      74
    10.2   APPLICATION OF PROCEEDS OF COLLATERAL......................................................      75
    10.3   PRO-RATA RECOVERY..........................................................................      76

11. CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS..................................................      76
    11.1   REIMBURSEMENT OF PREPAYMENT COSTS..........................................................      76
    11.2   EUROCURRENCY LENDING OFFICE................................................................      76
    11.3   CIRCUMSTANCES AFFECTING EUROCURRENCY-BASED RATE AVAILABILITY...............................      77
    11.4   LAWS AFFECTING EUROCURRENCY-BASED ADVANCE AVAILABILITY.....................................      77
    11.5   INCREASED COST OF EUROCURRENCY-BASED ADVANCES..............................................      77
    11.6   CAPITAL ADEQUACY AND OTHER INCREASED COSTS.................................................      78
    11.7   SUBSTITUTION OF LENDERS....................................................................      79
    11.8   RIGHT OF LENDERS TO FUND THROUGH BRANCHES AND AFFILIATES...................................      79

12. AGENT.............................................................................................      79
    12.1   APPOINTMENT OF AGENT.......................................................................      79
    12.2   DEPOSIT ACCOUNT WITH AGENT.................................................................      80
    12.3   SCOPE OF AGENT'S DUTIES....................................................................      80
    12.4   SUCCESSOR AGENT............................................................................      81
    12.5   AGENT IN ITS INDIVIDUAL CAPACITY...........................................................      81
    12.6   CREDIT DECISIONS...........................................................................      81
    12.7   AUTHORITY OF AGENT TO ENFORCE THIS AGREEMENT...............................................      81

    12.8   INDEMNIFICATION............................................................................      82
    12.9   KNOWLEDGE OF DEFAULT.......................................................................      82
    12.10  AGENT'S AUTHORIZATION; ACTION BY LENDERS...................................................      82
    12.11  ENFORCEMENT ACTIONS BY THE AGENT...........................................................      83
    12.12  COLLATERAL MATTERS; REAL ESTATE LIEN RELEASE EVENT.........................................      83
    12.13  AGENT'S FEES...............................................................................      84
    12.14  NO DUTIES IMPOSED ON DOCUMENTATION AGENTS OR SYNDICATIONS AGENTS...........................      84

13. MISCELLANEOUS.....................................................................................      84
    13.1   ACCOUNTING PRINCIPLES......................................................................      84
    13.2   CONSENT TO JURISDICTION....................................................................      85
    13.3   LAW OF MICHIGAN............................................................................      85
    13.4   INTEREST...................................................................................      85
    13.5   CLOSING COSTS AND OTHER COSTS; INDEMNIFICATION.............................................      85
    13.6   NOTICES....................................................................................      87
    13.7   FURTHER ACTION.............................................................................      87
    13.8   SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS........................................      87
    13.9   INDULGENCE.................................................................................      90
    13.10  COUNTERPARTS...............................................................................      90
    13.11  AMENDMENT AND WAIVER.......................................................................      90
    13.12  CONFIDENTIALITY............................................................................      91
    13.13  WITHHOLDING TAXES..........................................................................      91
    13.14  TAXES AND FEES.............................................................................      92
    13.15  WAIVER OF JURY TRIAL.......................................................................      92
    13.16  COMPLETE AGREEMENT; CONFLICTS..............................................................      92
    13.17  SEVERABILITY...............................................................................      93
    13.18  TABLE OF CONTENTS AND HEADINGS.............................................................      93
    13.19  CONSTRUCTION OF CERTAIN PROVISIONS.........................................................      93
    13.20  INDEPENDENCE OF COVENANTS..................................................................      93
    13.21  RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS.............................................      93
    13.22  COMPLETE AGREEMENT; AMENDMENT AND RESTATEMENT..............................................      93
    13.23  TERMINATION OF PLEDGE AGREEMENTS...........................................................      94
    13.24  YOUNG PARTIES..............................................................................      94
    13.25  RELEASE OF REAL ESTATE COLLATERAL..........................................................      94
    13.26  FOREIGN SUBSIDIARIES.......................................................................      94

                                TABLE OF CONTENTS
                                   (continued)

SCHEDULES

      Schedule 1.1        Pricing Matrix
      Schedule 1.2        Percentages and Allocations
      Schedule 1.3        Existing Letters of Credit
      Schedule 5.2 List of Jurisdictions in which Holdings and/or Subsidiaries do business
      Schedule 5.3        Real Estate Documentation
      Schedule 5.3(b) List of Jurisdictions in which to file financing statements
      Schedule 6.9(a)     Compliance with Laws
      Schedule 6.9(c)     Tax Identification Numbers
      Schedule 6.12       Litigation
      Schedule 6.16       Employee Pension Benefit Plans
      Schedule 6.18       Environmental Matters
      Schedule 6.19       Subsidiaries
      Schedule 6.20       Contingent Obligations
      Schedule 6.23       Capitalization
      Schedule 8.1        Existing Funded Debt
      Schedule 8.2        Permitted Liens
      Schedule 8.3        Existing Guaranties
      Schedule 8.7        Existing Investments
      Schedule 13.6       Notices

                                TABLE OF CONTENTS
                                   (continued)

EXHIBITS

      A   FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
      B   FORM OF REVOLVING CREDIT NOTE
      C   FORM OF SWING LINE NOTE
      D   FORM OF REQUEST FOR SWING LINE ADVANCE
      E   FORM OF NOTICE OF LETTERS OF CREDIT
      F   FORM OF SWING LINE LENDER PARTICIPATION CERTIFICATE
      G   FORM OF BORROWER ADDENDUM
      H   FORM OF ASSIGNMENT AGREEMENT
      I   FORM OF COVENANT COMPLIANCE REPORT
      J   FORM OF INTERCOMPANY NOTE
      K   FORM OF BORROWING BASE CERTIFICATE

                           FIFTH AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

      This Fifth Amended and Restated Revolving Credit Agreement ("Agreement") is made as of the 28th day of January, 2005, by and among the financial institutions from time to time signatory hereto (individually a "Lender," and any and all such financial institutions collectively the "Lenders"), Comerica Bank, as administrative agent for the Lenders (in such capacity, "Agent"), Plastipak Holdings, Inc., a Michigan corporation ("Holdings"), Plastipak Packaging, Inc., a Delaware corporation ("Packaging"), and the other Borrowers (as defined below) from time to time signatory hereto.

            RECITALS:

      A. Packaging and the other Borrowers have requested that the Lenders continue to extend to them credit and letters of credit as previously extended by Comerica Bank, Key Corporate Capital Inc. and Bank One, Michigan, under the Revolving Credit Agreement dated August 31, 1982, as amended and restated pursuant to the Amended and Restated Credit Agreement dated January 19, 1993, as amended, and as further amended and restated pursuant to the Second Amended and Restated Credit Agreement dated as of September 1, 1994, by and between Packaging and such banks, and as further amended and restated pursuant to the Third Amended and Restated Revolving Credit Agreement dated as of December 22, 1999, as amended, and as further amended and restated pursuant to the Fourth Amended and Restated Revolving Credit Agreement dated as of August 20, 2001 as amended, by and among Holdings, Packaging, the other Borrowers party thereto, the Lenders party thereto and Agent (as amended, the "Prior Credit Agreement") on the terms and conditions set forth herein.

      B. The Lenders are prepared to extend such credit as aforesaid, but only upon the terms and conditions set forth in this Agreement.

      C. This Agreement shall constitute an amendment and restatement of the Prior Credit Agreement as provided in Section 13.22 hereof.

      NOW THEREFORE, in consideration of the covenants contained herein, Holdings, the Borrowers, the Lenders and Agent agree as follows:

      1. DEFINITIONS

      1.1 Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:

      "2002 Senior Notes" shall mean the unsecured notes issued by Holdings in 2002 pursuant to an amendment to the Senior Unsecured Debt Indenture, which notes were issued in the original principal amount of $50,000,000.

      "Account" shall mean any right to payment of a Person for goods sold or leased or for services rendered.

      "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be a Borrower or, with the counter signature of Packaging, a Guarantor or, if a Foreign

Subsidiary has complied with the requirements of Section 5.10 hereof, a Foreign Subsidiary) as named in an application to the Agent for the issuance of such Letter of Credit.

      "Advance(s)" shall mean, as the context may indicate, a borrowing requested by any Borrower, and made by the Lenders under Section 2.1 hereof or requested by any Borrower and made by the Swing Line Lender under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 2.5 hereof, any advance in respect of a Letter of Credit under Section 3.6 hereof (including without limitation the unreimbursed amount of any draws under any Letters of Credit), and shall include, as applicable, a Eurocurrency-based Advance, a Prime-based Advance, and a Quoted Rate Advance.

      "Affected Lender" shall have the meaning set forth in Section 11.7.

      "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to Affiliates of Holdings.

      "Agent" shall mean Comerica Bank, in its capacity as agent for the Lenders hereunder, or any successor agent appointed in accordance with Section 12.4 hereof.

      "Agent's Correspondent" shall mean Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States); or such other bank or banks as Agent may from time to time designate by written notice to Borrowers and the Lenders.

      "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

      "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

      "Applicable Interest Rate" shall mean (a) for Advances of the Revolving Credit, the Eurocurrency-based Rate or the Prime-based Rate and (b) for Advances of the Swing Line, the Prime-based Rate or a Quoted Rate, in each case as selected by Borrowers from time to time subject to the terms and conditions of this Agreement.

      "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

      "Asset Sale" shall mean the sale, transfer or other disposition by the Borrowers or any Subsidiary of any asset to any Person, other than sales, transfers or other dispositions of inventory in the ordinary course of business and sales of assets that have been damaged, become obsolete or are no longer useable.

      "Assignment Agreement" shall mean any Assignment Agreement substantially in the form of the Assignment Agreement attached hereto as Exhibit H, as amended or otherwise modified from time to time.

      "Borrower(s)" shall mean Packaging, Clean Tech, Whiteline and Tabb Realty, and any other Domestic Subsidiary which, after the Effective Date and with the prior written approval of the Lenders, becomes a Borrower hereunder pursuant to
Section 2.1 hereof.

      "Borrower Addendum" shall mean an addendum substantially in the form attached hereto as Exhibit G, to be executed and delivered by each Borrower which becomes a party to this Agreement after the date hereof, as such Exhibit G may be amended from time to time.

      "Borrower Sublimit" shall mean the following amounts as to each Borrower:

Packaging              $ 300,000,000

Clean Tech             $  30,000,000

Whiteline              $  20,000,000

Tabb Realty            $ 165,000,000

      In no event shall any Borrower Sublimit be in excess of the Revolving Credit Aggregate Commitment. Upon reduction of the Revolving Credit Aggregate Commitment resulting in a Borrower Sublimit being in excess thereof, such Borrower Sublimit shall be deemed automatically reduced to an amount equal to the Revolving Credit Aggregate Commitment then in effect.

      "Borrowing Base" shall mean, as of any date of determination thereof, an amount equal to the sum of (i) 85% of Eligible Accounts, plus (ii) the lesser of
(a) 65% of Eligible Inventory and (b) $60,000,000, plus (iii) 50% of Eligible Equipment and plus (iv) 65% of Eligible Real Estate.

      "Borrowing Base Certificate" shall mean a Borrowing Base certificate, substantially in the form of Exhibit K, with appropriate insertions and executed by a Responsible Officer.

      "Borrowing Base Obligor" shall mean any Borrower or any Guarantor.

      "Brazilian Maximum Amount" shall mean $60,000,000 plus fifty percent (50%) of the net income (not reduced by losses) of Plastipak Brazil for the period from October 31, 2004 to the date of determination, subject to reduction by the amount of all then outstanding Letter of Credit Obligations of any other Foreign Subsidiary.

      "Brazilian Pledge" shall mean the Quota Pledge Agreement dated December 22, 1999, executed and delivered by Holdings in favor of the Agent, as amended or otherwise modified from time to time.

      "Business Day" shall mean any day, other than a Saturday or a Sunday, on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in London and New York, and the Agent is open for such business in Detroit.

      "Capex Covenant Amount" shall mean Fifteen Million Five Hundred Thousand Dollars ($15,500,000) for Fiscal Year 2004, increasing by Five Hundred Thousand Dollars ($500,000) on the first day of each following Fiscal Year.

      "Capital Expenditures" shall mean, without duplication, any amounts paid or accrued in respect of a period in respect of any purchase or other acquisition for value of fixed or capital assets, whether by Operating Lease, Capitalized Lease, purchase or otherwise; provided that, in no event shall Capital Expenditures include amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with GAAP).

      "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

      "Change in Control" shall mean any of the following events or circumstances: if (a) Holdings or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of one or more Persons other than William C. Young (or any Person becoming a successor to William C. Young through a Change in Control in which the Majority Lenders do not exercise the judgment referred to below), whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise; (b) William C. Young (or any Person becoming a successor to William C. Young through a Change in Control in which the Majority Lenders do not exercise the judgment referred to below) shall no longer remain in office as President and Chief Executive Officer of Holdings, whether by reason of death, resignation or otherwise; and any such change of control or office holder may adversely affect, in the reasonable judgment of the Majority Lenders, the ability of the Borrowers to carry on their business as conducted before such change or may result in a Material Adverse Effect; or (c) any "Change in Control" or "Change of Control" (or any other similar concept) as defined or described in any Subordinated Debt Documents, Permitted Real Estate Debt Documents or the Senior Unsecured Debt Documents.

      "Clean Tech" shall mean Clean Tech, Inc., a 100% Subsidiary.

      "Collateral" shall mean all property or rights in which a security interest, mortgage, Lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise.

      "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Mortgages, the Equipment Pledge Agreements, any joinders to each such document, and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by Credit Parties or any Subsidiary in favor of the Agent and delivered to the Agent, as security for the Indebtedness, in each case prior to or as of the Effective Date or, from time to time, subsequent thereto, in connection with such Security Agreement, the Pledge Agreements, the Equipment Pledge Agreements, this Agreement and the other Loan Documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

      "Comerica Bank" shall mean Comerica Bank, a Michigan banking corporation, its successors or assigns.

      "Commitment" shall mean the Revolving Credit Aggregate Commitment.

      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with any of the Credit Parties within the meaning of Section 4001 of ERISA or which is part of a group which includes the Credit Parties and which is treated as a single employer under
Section 414 of the Internal Revenue Code specifically excluding the Young
Parties.

      "Consolidated" (or "consolidated") or "Consolidating" (or "consolidating") shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

      "Consolidated Debt" shall mean as of any date of determination, all Debt of Holdings and its Consolidated Subsidiaries as of such date.

      "Consolidated EBITDA" shall mean for any period, Consolidated Net Income for such period plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such Consolidated Net Income for such period, the sum of (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense, (c) Consolidated depreciation and amortization expense,(d) extraordinary losses (or minus extraordinary gains), (e) all unamortized costs (not to exceed $1,236,729) relating to the Prior Credit Agreement, (f) all non-capitalized expenses (not to exceed $1,500,000) related to this Agreement and incurred in Fiscal Year 2005), (g) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (h) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case determined in accordance with GAAP.

      "Consolidated EBITDAR" shall mean for any period, Consolidated EBITDA for such period plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such Consolidated EBITDA for such period, Consolidated Rental Expense.

      "Consolidated Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Interest Expense for such period, plus (b) Capital Expenditures of Holdings and its Consolidated Subsidiaries for such period, plus (c) Consolidated Income Tax Expense for such period, plus (d) the aggregate amount of all dividends paid in cash on the Equity Interests of Holdings during such period, plus (e) all installments of principal or other sums payable during such period by Holdings and its Consolidated Subsidiaries with respect to Consolidated Debt (excluding voluntary and mandatory prepayments of Revolving Credit Advances).

      "Consolidated Income Tax Expense" shall mean for any period the aggregate amount of taxes based on the income or profits of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP (to the extent such income and profits were included in determining Consolidated Net Income for such period).

      "Consolidated Interest Expense" shall mean for any period the total interest expense (including that attributable to Capitalized Leases) of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP for such period.

      "Consolidated Net Income" shall mean for any period, the net income (or loss) of Holdings and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" shall mean, as of any date of determination, the total common shareholders' equity of Holdings and its Consolidated Subsidiaries, as reflected on the most recent regularly prepared quarterly or annual balance sheet of Holdings and such Consolidated Subsidiaries, which balance sheet shall be prepared in accordance with GAAP.

      "Consolidated Rental Expense" shall mean for any period all sums paid by Holdings or any Consolidated Subsidiary with respect to Operating Leases during such period.

      "Consolidated Senior Secured Debt" shall mean as of any date of determination, all Consolidated Total Debt that is secured by a Lien on any assets of Holdings or any Subsidiary.

      "Consolidated Subsidiaries" shall mean the Subsidiaries of Holdings which are treated as Consolidated for purposes of GAAP.

      "Consolidated Tangible Net Worth" shall mean as of any date of determination, Consolidated Net Worth as of such date plus all Subordinated Debt of Holdings and its Consolidated Subsidiaries and minus all intangible assets of Holdings and its Consolidated Subsidiaries such as patents, trademarks, copyrights, goodwill and similar intangible assets, as determined in accordance with GAAP.

      "Consolidated Total Debt" shall mean, as of any date of determination, Total Debt of Holdings and its Consolidated Subsidiaries as of such date.

      "Consolidated Total Liabilities" shall mean, as of any date of determination, all Liabilities of Holdings and its Consolidated Subsidiaries as of such date.

      "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Covenant Compliance Report" shall mean the report to be furnished by Borrowers to the Agent pursuant to Section 7.2(a) hereof, in the form of attached Exhibit I and certified by a Responsible Officer, in which report Borrowers shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the Pledge Release Ratio, the Fixed Charge Coverage Ratio and the financial covenants contained in Sections 7.9 through 7.12A of this Agreement.

      "Credit Parties" shall mean collectively any or all of Holdings and the Borrowers provided that the "Credit Parties" shall mean all Credit Parties unless the context indicates or otherwise requires and "Credit Party" shall mean any one of them, as the context indicates or otherwise requires

      "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected by the Agent to have a material adverse effect on the financial condition or businesses of Holdings and its Subsidiaries (taken as a whole) or on the ability of Holdings and its Subsidiaries (taken as a whole) to pay their debts, as such debts become due.

      "Debt" shall mean, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such person under Capitalized Leases, (c) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all Guarantee Obligations of such Person, (f) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (g) all obligations (contingent or otherwise) under any interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such Person and (h) any Debt or off balance sheet obligations issued pursuant to a Securitization Transaction (whether by a Special Purpose Subsidiary or otherwise).

      "Debt Service Coverage Ratio" shall mean, as of the last day of each fiscal quarter of Holdings, the ratio of (a) Consolidated EBITDAR for the four fiscal quarters then ending, minus the sum of the Capex Covenant Amount and Consolidated Income Tax Expense for such period to (b) the sum of all payments of principal paid or due and payable with respect to Consolidated Debt (excluding the Advances) for such period, plus Consolidated Interest Expense and Consolidated Rental Expense for such period, plus all cash dividends paid by Holdings to its shareholders during such period.

      "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

      "Defaulting Lender" is defined in Section 2.4(c).

      "Dollars" and the sign "$" shall mean lawful money of the United States of America.

      "Domestic Indebtedness" shall mean that portion of the Indebtedness arising from any obligations of any Credit Party and any Domestic Subsidiary.

      "Domestic Loan Party(ies)" shall mean any Borrower or any Guarantor incorporated or organized under the laws of the United States of America, or any state, territory, possession or other political subdivision thereof.

      "Domestic Significant Subsidiary(ies)" shall mean each Domestic Subsidiary which has assets totaling at least $1,000,000, or revenues of at least $1,000,000 in any Fiscal Year.

      "Domestic Subsidiary(ies)" shall mean any direct or indirect Subsidiary of Holdings which is incorporated or organized under the laws of the United States of America, or any state, territory, possession or other political subdivision thereof which is a domestic Subsidiary for purposes of Section 956 of the Internal Revenue Code; and "Domestic Subsidiaries" shall mean any or all of them.

      "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 5.1 through 5.9, inclusive have been satisfied.

      "Eligible Accounts" shall mean an Account which has been included in a Borrowing Base Certificate to determine the Borrowing Base, and as to which Account, unless otherwise approved by Agent in its sole discretion, the following is true and accurate as of the time it was utilized to determine the Borrowing Base:

            (a) such Account arose in the ordinary course of the business of any Borrowing Base Obligor out of either (i) a bona fide sale of Inventory by a Borrowing Base Obligor, and in such case such Inventory has been shipped to the applicable Account Debtor or (ii) services rendered by a Borrowing Base Obligor and such services have been performed;

            (b) such Account represents a legally valid and enforceable claim which is due and owing by such Account Debtor to the Borrowing Base Obligor and for such amount as is represented by the Borrowers to Agent in the applicable Borrowing Base Certificate;

            (c) it is evidenced by an invoice dated not later than the date of shipment or performance, rendered to such Account Debtor;

            (d) the unpaid balance of such Account as represented to Agent in the applicable Borrowing Base Certificate is not subject to any defense, counterclaim, setoff, contra account, credit, allowance or adjustment by the Account Debtor because of returned, inferior or damaged Inventory or services, or for any other reason;

            (e) the transactions leading to the creation of such Account comply with all applicable local, state and federal laws and regulations of the jurisdiction in which such Account was created where the failure to comply therewith could reasonably be expected to impair the collectibility of such Account;

            (f) the applicable Borrowing Base Obligor has granted to the Agent pursuant to or in accordance with the Collateral Documents a perfected first priority security interest in such Account prior in right to all other Persons and such Account has not been sold, transferred or otherwise assigned or encumbered by any Borrowing Base Obligor;

            (g) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

            (h) it is not owing by an Account Debtor who, together with any Affiliate(s) of such Account Debtor, as of the date of determination, has failed to pay twenty-five percent (25%) or more of the aggregate amount of its/their respective Accounts owing to any Borrowing Base Obligor within ninety (90) days after the original invoice date;

            (i) such Account is not represented by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, except any such as has been endorsed and delivered by the applicable Borrowing Base Obligor, pursuant to or in accordance with the Collateral Documents or this Agreement on or prior to such Account's inclusion in any applicable Borrowing Base Certificate;

            (j) it is not owing by any Account Debtor as to which Holdings or any Subsidiary has received actual notice of the death of the related Account Debtor or any general partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, such Account Debtor;

            (k) the Account Debtor on such Account is not:

                  (i) an Affiliate of Holdings or any of its Subsidiaries other than Absopure Water Company, Buffalo Don's Artesian Wells, Ltd., Waters of America, L.L.C., One Water Source, L.L.C., Two Water Source, L.L.C. and Sprinklets Water Centers, Inc. (provided, however, that with respect to such entities, to constitute Eligible Accounts, any such Accounts shall meet all other requirements of this definition and shall be on arms-length terms; and such Eligible Accounts shall not exceed $10,000,000 in the aggregate);

                  (ii) the United States of America or any state or political subdivision thereof, or by any department, agency, or instrumentality thereof, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act or with any comparable state law, if applicable, and all other necessary steps are taken to perfect the Lenders' security interest in such Account;

                  (iii) a Foreign Person, unless such Account is secured by a letter of credit or a guaranty issued by a bank acceptable to the Agent or covered by foreign receivable insurance provided by an insurer acceptable to the Agent and, in each case, in form and substance acceptable to the Agent, in its sole discretion;

                  (iv) an Account Debtor whose obligations the Agent, acting in its reasonable commercial discretion (based on the collectibility of the Accounts owed to such Account Debtor), has notified Holdings are deemed not to constitute Eligible Accounts; or

            (l) It is not an Account billed in advance of transfer of title to the Inventory being sold, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at any future date in accordance with its terms, subject to a retainage or holdback, or insured by a surety company.

      Any Account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

      "Eligible Assignee" shall mean a commercial bank, a mutual fund, an insurance company, a financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that regularly invests in bank loans or any other "accredited investor" (as defined in Regulation D) but in any event excluding any individual and Holdings and its Subsidiaries and Affiliates; provided that no Person shall be an Eligible Assignee in respect of the Revolving Commitment unless, at the time of the proposed assignment to such Person, such Person is able to make Revolving Advances in Dollars.

      "Eligible Equipment" shall mean all Equipment owned by any Borrowing Base Obligor which has been included in a Borrowing Base Certificate to determine the Borrowing Base and as to which Equipment the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time a Borrower has requested a Revolving Credit Advance or a Swing Line Advance based in part thereon:

            (a) such item of Equipment is located in the United States of America at such location as any Borrowing Base Obligor shall have represented in the Loan Documents;

            (b) such item of Equipment is not subject to a Lien in favor of any Person other than the Agent for the benefit of the Lenders, and the Agent, for the benefit of the Lenders, shall have a valid and perfected first priority Lien thereon; and

            (c) the value of such item of Equipment is determined based on its appraised fair market value but only if such appraisal was prepared by an appraiser acceptable to the Agent and was dated as of a date within twenty-four (24) months of the date of valuation of the applicable Equipment or its net book value as determined in accordance with GAAP if no such appraisal exists.

      "Eligible Foreign Subsidiary" shall mean any Foreign Subsidiary whose Equity Interests are pledged to the Agent pursuant to a Foreign Pledge Agreement.

      "Eligible Inventory" shall mean Inventory of any Borrowing Base Obligor which has been included in a Borrowing Base Certificate to determine the Borrowing Base and as to which Inventory the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time a Borrower has requested a Revolving Credit Advance or a Swing Line Advance based in part thereon:

            (a) such item of Inventory is of merchantable quality and is usable or saleable by any Borrowing Base Obligor in the ordinary course of its business and is not obsolete or discontinued;

            (b) such item of Inventory is properly classified under GAAP as "raw materials inventory" or "finished goods inventory" and not as "work-in-process";

            (c) such item of Inventory has not been sold, transferred or otherwise assigned by any Borrowing Base Obligor to any other Person;

            (d) such item of Inventory is located within the United States of America at such location or locations as any Borrowing Base Obligor shall have represented in the Loan Documents relating to Inventory;

            (e) such item of Inventory is not subject to a Lien in favor of any Person other than the Agent for the benefit of the Lenders, and the Agent, for the benefit of the Lenders, shall have a valid and perfected first priority Lien therein;

            (f) such item of Inventory is not consigned goods or subject to a seller's right to repurchase; and

            (g) the value of each item of Inventory utilized to determine the Borrowing Base was determined in accordance with GAAP.

      Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

      "Eligible Real Estate" shall mean all real estate owned by any Borrowing Base Obligor which has been included in a Borrowing Base Certificate to determine the Borrowing Base and as to which real estate the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time a Borrower has requested a Revolving Credit Advance or a Swing Line Advance based in part thereon:

            (a) the real estate is located in the United States of America at such address as any Borrowing Base Obligor shall have represented in the Loan Documents;

            (b) the real estate is not subject to a Lien in favor of any Person other than the Agent for the benefit of the Lenders, and the Agent, for the benefit of the Lenders, shall have a valid and perfected first priority Lien thereon;

            (c) the value of such real estate is determined based on its appraised fair market value, but only if such appraisal was prepared by an appraiser acceptable to the Agent and was dated as of a date within twenty-four (24) months of the date of valuation of the applicable real estate or its net book value as determined in accordance with GAAP, if no such appraisal exists; and

            (d) Agent shall have on file an appraisal satisfying all FIRREA requirements for the applicable parcel of real estate included in the Borrowing Base.

      "Equipment" shall mean all equipment as defined in the UCC.

      "Equipment Pledge Agreement(s)" shall mean those certain pledge agreements encumbering certain Equipment of a Foreign Subsidiary, from such Foreign Subsidiary to Agent for the benefit of the Lenders and securing the Foreign Indebtedness, to be dated as of the date of execution and delivery thereof, in form and substance satisfactory to the Agent, as amended, restated or otherwise modified from time to time.

      "Equity Interests" means, with respect to any Person, any and all shares, share capital, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

      "Eurocurrency-based Advance" shall mean any Advance which bears interest at the Eurocurrency-based Rate.

      "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of the Applicable Margin (subject, if applicable, to adjustment under Section 4.1 hereof), plus

                        (A) the per annum interest rate at which deposits in the
                  relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the relevant eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

                        (B) a percentage equal to 100% minus the maximum rate on
                  such date at which Agent is required to maintain reserves on `eurocurrency liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category.

      "Eurocurrency-Interest Period" shall mean, an interest period of one, two, three or six months (or any lesser or greater number of days agreed to in advance by the relevant Borrower, Agent and the Lenders), in each case as selected by such Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3 or 2.5 hereof, as the case may be.

      "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by written notice to Borrowers and the Lenders and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurocurrency Lending Office by written notice to Borrowers and Agent.

      "Event of Default" shall mean each of the Events of Default specified in
Section 9.1 hereof.

      "Existing Letters of Credit" shall mean the Letters of Credit set forth on
Schedule 1.3 hereof.

      "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent.

      "Fee Letter" shall mean that certain Agency Fee Letter dated as of October 26, 2004, as the same may be amended, restated or otherwise modified, supplemented or replaced from time to time.

      "Fees" shall mean the Revolving Credit Facility Fee, the Letter of Credit Fees and the other fees and charges payable by Borrowers to the Lenders or Agent hereunder.

      "Financial Statements" shall mean all those balance sheets, earnings statements, statement of cash flows, and other financial data (whether of Holdings or its Subsidiaries) which have been furnished to the Agent or the Lenders for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

      "Fiscal Year" shall mean each fiscal year of Holdings, ending on the Saturday closest to October 31 of each year. For purposes of this Agreement, a designated Fiscal Year (e.g., Fiscal Year 2004) shall mean the Fiscal Year ending in the year indicated.

      "Fixed Charge Coverage Ratio" shall mean, as of the applicable date of determination, a ratio, the numerator of which is Consolidated EBITDA for the four fiscal quarters then ending and the denominator of which is Consolidated Fixed Charges for the period then ending.

      "Foreign Guarantor(s)" shall mean each Foreign Subsidiary which shall have executed and delivered the Foreign Guaranty or a joinder agreement thereto.

      "Foreign Guaranty" shall mean that certain Guaranty of all outstanding Foreign Indebtedness, executed and delivered by certain of the Foreign Subsidiaries (whether by execution thereof or by execution of a joinder agreement) to the Agent for the benefit of the Lenders in form and substance acceptable to Agent, as the same may be amended, restated or otherwise modified from time to time.

      "Foreign Indebtedness" shall mean that portion of the Indebtedness under this Agreement on which any Foreign Subsidiary is directly obligated.

      "Foreign Person" shall mean an Account Debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof.

      "Foreign Pledge Agreements" shall mean such domestic or local law share pledge(s) as shall be advisable or necessary under applicable local law to create and perfect Liens on the Equity Interests of the Foreign Subsidiaries and securing the Indebtedness (subject to Section 956 of the Internal Revenue

Code), as the same may be amended, restated or otherwise modified from time to time, and includes the Brazilian Pledge.

      "Foreign Significant Subsidiary(ies)" shall mean each Foreign Subsidiary which has assets totaling at least $10,000,000.

      "Foreign Subsidiary(ies)" shall mean all direct or indirect Subsidiaries of Holdings other than the Domestic Subsidiaries.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof, consistently applied.

      "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof (including the Central Bank of Brazil), any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

      "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Credit Parties in good faith.

      "Guaranty" shall mean that certain guaranty of all outstanding Indebtedness, executed and delivered by Holdings and each of the Domestic Subsidiaries (whether by execution thereof, or by execution of the joinder agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Lenders, dated December 22, 1999, as amended from time to time.

      "Guarantor(s)" shall mean Holdings and each Domestic Subsidiary which is required by the Lenders to guarantee the obligations of the Borrowers hereunder and under the other Loan Documents.

      "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

      "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any Governmental Authority pertaining to any hazardous, toxic or dangerous waste, substance or material on or about any facilities owned, leased or operated by Holdings or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state, provincial and local laws and regulations pertaining to any hazardous, toxic or dangerous waste, substance or material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

      "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Borrowers from time to time; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

      "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

      "Indebtedness" shall mean all indebtedness and liabilities (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the Revolving Credit Maturity Date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees and other charges arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, or under any Guaranty or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party or any Subsidiary to, any of the Lenders or Affiliates thereof or to the Agent (and which shall be deemed to include any liabilities of any Borrower or any Subsidiary to any Lender arising in connection with account overdrafts), and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, any payment obligations, if any, under Hedging Transactions evidenced by Interest Rate Protection Agreements, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of any Credit Party and the Subsidiaries (whether direct or contingent) shall be determined without duplication.

      "Insolvency Proceeding" shall mean, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, administration or relief of debtors, or (b) any general assignment for the benefit of creditors, arrangement, compromise, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

      "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by Holdings or any Subsidiary to any other Subsidiary or to Holdings, provided that each such loan or advance is evidenced by an Intercompany Note which subordinates such loan in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Majority Lenders.

      "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by Holdings or any Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another Subsidiary.

      "Intercompany Notes" shall mean the promissory notes, substantially in the form attached hereto as Exhibit J, issued or to be issued by Holdings or any Subsidiary to evidence an Intercompany Loan.

      "Interest Coverage Ratio" shall mean, as of the last day of each fiscal quarter of Holdings, the ratio of (a) Consolidated EBITDA for the four fiscal quarters then ending to (b) Consolidated Interest Expense for such period.

      "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of one month (or any lesser number of days agreed to in advance by a Borrower, Agent and the Swing Line Lender); provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and (ii) when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period shall extend beyond the Revolving Credit Maturity Date.

      "Interest Rate Protection Agreement" means any Hedging Transaction entered into between a Borrower and any Lender or an Affiliate of a Lender.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

      "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

      "Issuing Lender" shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or its successor designated by the Borrowers and the Lenders.

      "Issuing Office" shall mean Issuing Lender's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226-3289 or such other office as Issuing Lender shall designate as its Issuing Office.

      "Lenders" shall mean Comerica Bank and such other financial institutions from time to time parties hereto as lenders and shall include the Lenders, the Swing Line Lender, the Issuing Lender and any assignee which becomes a Lender pursuant to Section 13.8 hereof.

      "Letter(s) of Credit" shall mean any standby letters of credit issued by Issuing Lender at the request of and for the account of an Account Party pursuant to Article 3 hereof.

      "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Lender of an Account Party or Account Parties requesting Issuing Lender to issue such Letter of Credit, as amended from time to time.

      "Letter of Credit Documents" is defined in Section 3.7.

      "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Lenders in connection with Letters of Credit pursuant to Section
3.4 hereof.

      "Letter of Credit Maximum Amount" shall mean One Hundred Million Dollars ($100,000,000).

      "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed as of such date.

      "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Lender in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

      "Leverage Ratio" shall mean, as of the last day of each fiscal quarter of Holdings, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the four fiscal quarters then ending.

      "Liabilities" shall mean all items of indebtedness, obligation or liability of a Person that should be classified as liabilities on a balance sheet of such Person in accordance with GAAP, and shall include any liabilities arising under or pursuant to any Permitted Securitization.

      "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement (but excluding precautionary financing statements in respect of Operating Leases) or comparable notice or other filing or recording, Capitalized Lease, subordination of any claim or right, or any other type of Lien, charge, encumbrance, preferential or priority arrangement, whether based on common law or statute.

      "Loan Documents" shall mean, collectively, this Agreement, the Notes (if issued), the Letter of Credit Agreements, the Letters of Credit, the Guaranty(ies) (and any joinders thereto), the Foreign Guaranty (and any joinders thereto), the Collateral Documents, any Interest Rate Protection Agreements and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

      "Loan Parties" shall mean collectively any or all of the Borrowers and any or all of the Guarantors, and any or all of the Foreign Significant Subsidiaries provided that the "Loan Parties" shall mean all Loan Parties unless the context indicates or otherwise requires and "Loan Party" shall mean any one of them, as the context indicates or otherwise requires.

      "Majority Lenders" shall mean (a) so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, at any time Lenders holding not less than 51% of the aggregate principal amount of the Revolving Credit Aggregate Commitment, and (b) if the Revolving Credit Aggregate Commitment has been terminated, at any time Lenders holding not less than 51% of the aggregate principal amount of the Indebtedness then outstanding hereunder (provided that, for purposes of determining Majority Lenders hereunder, Indebtedness outstanding under the Swing Line or under any Letter of Credit shall be allocated among the Lenders based on their respective Percentages).

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business or financial condition of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their respective obligations under this Agreement, the Notes (if issued) or any other Loan Document to which any of them is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

      "Maximum Availability" shall mean, as of any date of determination, the lesser of (a) the then applicable Revolving Credit Aggregate Commitment and (b) the Borrowing Base minus the sum of (i) of the aggregate principal amount of all Advances of the Revolving Credit and of the Swing Line then outstanding hereunder plus (ii) of the aggregate amount of Letter of Credit Obligations outstanding as of the date of the requested Advance in each case determined pursuant to the terms hereof as of the date of the requested Advance or the issuance of the requested Letter of Credit, as the case may be.

      "Mortgages" shall mean the mortgages, deeds of trust or other documents granting a Lien over real property owned or leased by Holdings or any Subsidiary delivered at any time prior to or on or after the Effective Date, in each case pursuant to Section 7.20 hereof, as such mortgages may be amended or otherwise modified from time to time, and "Mortgage" shall mean any of them.

      "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Cash Proceeds" shall mean, (a) with respect to any Asset Sale, the aggregate cash payments received by Borrowers or any Subsidiary, as the case may be, from such Asset Sale, net of the reasonable direct expenses of sale paid to non-Affiliates such as commissions and pro rated property taxes and net of any taxes actually payable by Borrowers or any Subsidiary in respect of such sales,
(b) with respect to the issuance of any Equity Interests, the aggregate cash proceeds received by a Credit Party or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriting commissions), and (c) with respect to issuance of Debt or Permitted Securitizations, the aggregate cash proceeds received by a Credit Party or any Subsidiary pursuant to such issuance of Debt, and pursuant to each transfer or encumbrance of accounts receivable under or pursuant to any Permitted Securitization, in each case net of the direct costs relating to such issuance (including up-front fees and placement fees) or securitization.

      "Non-Defaulting Lender" is defined in Section 2.4(c).

      "Notes" shall mean the Revolving Credit Notes and the Swing Line Notes.

      "Operating Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is not required to be capitalized on a balance sheet of such Person.

      "Other Foreign Subsidiaries Maximum Amount" shall mean $60,000,000, subject to reduction by the amount of the then outstanding Letter of Credit Obligations of Plastipak Brazil.

      "Percentage" shall mean with respect to each Lender, its percentage share, as set forth on Schedule 1.2, of the Revolving Credit and its risk participation in Letters of Credit and its participation in any outstanding Swing Line Advances as such Schedule may be revised from time to time by Agent in accordance with Section 13.8.

      "Pension Plan" shall mean any plan established and maintained by a Credit Party or any Subsidiary which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of Section 412 of the Internal Revenue Code.

      "Permitted Acquisition" shall mean any acquisition (including by way of merger or consolidation) by Holdings or any 100% Domestic Subsidiary of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or Equity Interests of another Person, which is conducted in accordance with the following requirements:

            (a) Such acquisition is of a business or Person engaged in a business related to a business conducted by Holdings or any Subsidiary;

            (b) Holdings shall have delivered to the Agent and the Lenders not less than twenty (20) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition, and an opinion of Holdings' general counsel stating that to the best knowledge of such counsel such acquisition complies with this Agreement and all laws and regulations, in each case in form and substance satisfactory to the Agent and the Majority Lenders;

            (c) Both before and after giving effect to such acquisition, Maximum Availability shall not be less than Twenty Million Dollars ($20,000,000);

            (d) Both immediately before and after such acquisition, no Default or Event of Default shall have occurred and be continuing;

            (e) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

            (f) If the sum of the purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by Holdings and its Subsidiaries with respect thereto, including the amount of Debt assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, plus the total of all such consideration paid or incurred in connection with acquisitions closed in the immediately preceding twelve month period, is greater than Twenty-Five Million Dollars ($25,000,000), the acquisition shall have been approved in writing by the Majority Lenders prior to its consummation; and

            (g) Unless approved in writing by the Majority Lenders, the Person or assets to be acquired shall not have, or expose any Credit Party or any Subsidiary to, any contingent liabilities or liabilities under any Hazardous Materials Laws which may result in a Material Adverse Effect.

      "Permitted Investments" shall mean with respect to any Person:

            (a) Governmental Obligations;

            (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

            (c) Banker's acceptances, commercial accounts, demand deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any Lender or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by Holdings or any of its Subsidiaries in the ordinary course of business;

            (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

            (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced;

            (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above; and

            (g) Investments by any Foreign Subsidiary in obligations similar in nature, term and credit quality to those enumerated in clauses (a) through
      (f) above, except that the country of such Foreign Subsidiary's formation shall be substituted for the United States of America.

      "Permitted Liens" shall mean with respect to any Person:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business; and

            (e) easements, rights-of-way, restrictions and other similar encumbrances or Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person.

      "Permitted Real Estate Debt" shall mean that certain Debt of any Credit Party or any of their respective Domestic Subsidiaries which is secured solely by a Lien on real estate owned by any Credit Party or any of their respective Domestic Subsidiaries.

      "Permitted Real Estate Debt Documents" shall mean those certain agreements, documents, certificates and other instruments evidencing the Permitted Real Estate Debt, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms of this Agreement.

      "Permitted Real Estate Lender" shall mean the bank or other financial institution which shall have extended the Permitted Real Estate Debt to any Credit Party or any of their respective Domestic Subsidiaries.

      "Permitted Securitization" shall mean the transfer or encumbrance of certain accounts receivable by a Borrower or any Subsidiary to a Special Purpose Subsidiary conducted in accordance with the following requirements:

      (a) The applicable Borrower and/or the Subsidiary disposing of accounts receivable to a Special Purpose Subsidiary pursuant to such Permitted Securitization shall itself actually receive (substantially contemporaneously with such disposition) cash in connection with any such Securitization Transaction in an amount based on normal and customary advance rates (and taking into account typical deductions for market-based, arms-length Securitization Transactions);

      (b) Each such disposition shall be without recourse to any Credit Party or any Subsidiary and otherwise on normal and customary terms and conditions for comparable asset-based Securitization Transactions;

      (c) Each such Securitization Transaction shall be structured on the basis of the issuance of non-recourse (to the Credit Parties and the Subsidiaries) Debt or other similar securities by a Special Purpose Subsidiary; and

      (d) Both immediately before and immediately after each such disposition, no Default or Event of Default (whether or not related to such disposition) shall have occurred and be continuing.

      "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

      "Plastipak Brazil" shall mean Plastipak Packaging do Brazil, Ltda, a limited liability quota company organized under the laws of Brazil.

      "Pledge Agreement(s)" shall mean the Foreign Pledge Agreements, the Young Pledge Agreement, and each other stock pledge agreement executed and delivered by Holdings or any Subsidiary in form satisfactory of the Agent and the Majority Lenders, in each case as amended or otherwise modified from time to time.

      "Pledge Release Ratio" shall mean, as of the last day of each fiscal quarter of Holdings, the ratio of (a) the sum of Consolidated Total Liabilities minus all Subordinated Debt as of such date to (b) Consolidated Tangible Net Worth as of such date.

      "Pledge Termination Conditions" shall mean the following conditions to be satisfied prior to the termination of the Pledge Agreements, as follows:

            (a) the Leverage Ratio and the Pledge Release Ratio, as determined based on the most recent Covenant Compliance Certificate delivered by the Borrowers pursuant to Section 7.2(a), shall be not greater than 2.0 to 1.0 and 2.5 to 1.0, respectively; and

            (b) no Default or Event of Default has occurred and is continuing under this Agreement or any of the other Loan Documents.

      "Potential Financial Institution" is defined in Section 2.4(c).

      "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

      "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the Applicable Margin plus the greater of (i) the Prime Rate, and (ii) the Alternate Base Rate.

      "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

      "Prior Credit Agreement" is defined in the Recitals.

      "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by a Responsible Officer (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for Holdings and its Consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition or the closing date and as of the end of at least the next succeeding three (3) Fiscal Years of Holdings following the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the amounts and the ratios described in Sections 7.9 through 7.12A hereof, as projected as of the effective date of the acquisition and for those Fiscal Years and accompanied by (i) a statement setting forth a calculation of the ratios and amounts so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as any Lender shall reasonably request.

      "Purchasing Lender" shall have the meaning set forth in Section 11.7.

      "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Lender in its sole discretion with respect to a Swing Line Advance.

      "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

      "Rating Agency" shall mean Moody's Investor Services, Standard and Poor's Ratings Group or any other nationally recognized statistical rating organization which is acceptable to the Agent.

      "Real Estate Lien Release" shall have the meaning set forth in Section 12.12(c) of this Agreement.

      "Register" is defined in Section 13.8(f) hereof.

      "Reimbursement Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement and this Agreement to reimburse the Issuing Lender for each payment made by the Issuing Lender under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Issuing Lender under such Letter of Credit Agreement or this Agreement relating to Letters of Credit.

      "Request for Advance" shall mean a Request for Revolving Credit Advance or a Request for Swing Line Advance as the context may indicate.

      "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by any of the Borrowers under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified.

      "Request for Swing Line Advance" shall mean a Request for Swing Line Advance issued by any of the Borrowers under Section 2.5(c) of this Agreement in the form attached hereto as Exhibit D, as amended or otherwise modified.

      "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, certificate of formation and operating agreement, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" shall mean the chief executive officer, chief financial officer, president, treasurer or the general counsel of a Credit Party, as applicable, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of a Credit Party, as applicable or any other officer having substantially the same authority and responsibility.

      "Revolving Credit" shall mean the revolving credit loan to be advanced to a Borrower by the Lenders pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

      "Revolving Credit Advance" shall mean a borrowing requested by a Borrower and made by the Lenders under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to
Section 2.3 hereof and any advance in respect of a Letter of Credit under
Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or a Prime-based Advance.

      "Revolving Credit Aggregate Commitment" shall mean Three Hundred Million Dollars ($300,000,000), subject to reduction or termination under Sections 2.15,
2.16 or 9.2 hereof.

      "Revolving Credit Facility Fee" shall mean the fees payable to Agent for distribution to the Lenders pursuant to Section 2.13 hereof.

      "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) January 28, 2010, as such date may be extended in accordance with Section 2.17(a) of this Agreement and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Sections 2.15, 2.16 or 9.2 hereof.

      "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.1 hereof, made by each of the Borrowers to each of the Lenders in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

      "Securitization Transaction(s)" shall mean a transfer of, or grant of a Lien on, accounts receivable by any Borrower or Subsidiary to a Special Purpose Subsidiary or other special purpose or limited purpose entity and the issuance (whether by such Special Purpose Subsidiary or other special purpose or limited purpose entity or any other Person) of Debt or of any securities secured directly or indirectly by interests in, or of trust or comparable certificates or other securities directly or indirectly evidencing interests in, such accounts receivable.

      "Security Agreement" shall mean the Amended and Restated Security Agreement dated as January 28, 2005, as amended or otherwise modified from time to time.

      "Senior Secured Debt Ratio" shall mean, as of the last day of each fiscal quarter of Holdings, the ratio of (a) Consolidated Senior Secured Debt on such date to (b) Consolidated EBITDA for the four fiscal quarters then ending.

      "Senior Unsecured Debt" shall mean the indebtedness of Holdings evidenced by the Senior Unsecured Notes.

      "Senior Unsecured Debt Documents" shall mean the Senior Unsecured Notes, the Senior Unsecured Debt Indenture, and all other documents and agreements to evidence the Senior Unsecured Debt, as the same may be amended from time to time (subject to the terms of this Agreement), and any and all other documents executed in exchange therefor or replacement or renewal thereof.

      "Senior Unsecured Debt Indenture" shall mean the Indenture relating to the Senior Unsecured Notes.

      "Senior Unsecured Notes" shall mean (a) the 10.75% Senior Notes of Holdings due 2011 in the original principal amount of $275,000,000, and the notes of Holdings issued in exchange therefor pursuant to the Registration Rights Agreement entered into in connection with the Senior Unsecured Debt Documents and (b) the 2002 Senior Notes, and the notes of Holdings issued in exchange therefor pursuant to any Registration Rights Agreement entered into in connection with the Senior Unsecured Debt Documents.

      "Special Purpose Subsidiary" shall mean any wholly-owned direct or indirect Subsidiary of Holdings established for the sole purpose of conducting a Permitted Securitization and otherwise established and operated in accordance with customary industry practices and not prohibited by this Agreement.

      "Subordinated Debt" shall mean any Debt of Holdings or any Subsidiary which has been subordinated, in writing, in right of payment and priority to the Indebtedness, on terms and conditions satisfactory to the Agent and the Majority Lenders.

      "Subordinated Debt Documents" shall mean and include any documents evidencing Subordinated Debt, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

      "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of Holdings. "100% Subsidiary(ies)" shall mean any of the Subsidiaries of Holdings whose stock (other than directors' or qualifying shares to the extent required under applicable law) or other ownership interests is owned 100% by any other 100% Subsidiary and/or Holdings.

      "Swing Line" shall mean the revolving credit loan to be advanced to Borrowers by the Swing Line Lender pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

      "Swing Line Advance" shall mean a borrowing made by Swing Line Lender to Borrowers pursuant to Section 2.5 hereof.

      "Swing Line Lender" shall mean Comerica Bank in its capacity as lender under Section 2.5 of this Agreement or its successor as lender of the Swing Line.

      "Swing Line Maximum Amount" shall mean Twenty Million Dollars
($20,000,000).

      "Swing Line Notes" shall mean the swing line notes which may be issued by each Borrower at the request of Swing Line Lender pursuant to Section 2.5(a) hereof in the form annexed hereto as Exhibit C, as the case may be, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

      "Tabb Realty" shall mean TABB Realty, LLC, a 100% Subsidiary.

      "Tangible Net Worth Adjustment Amount" shall mean, as of any date of determination, an amount equal to the sum of fifty percent (50%) of Consolidated Net Income (not reduced by losses) for each fiscal quarter from the fiscal quarter ending on or about October 31, 2004 to the date of determination, plus one hundred percent (100%) of the Net Cash Proceeds of Subordinated Debt and issuances of Equity Interests received by Holdings or any Subsidiary after the fiscal quarter ending on or about October 31, 2004.

      "Total Debt" of any Person shall mean, as of the applicable date of determination (but without duplication), all Debt of such Person other than indebtedness described in sub-section (g) of the definition of Debt.

      "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in the State of Michigan, as amended, revised or replaced from time to time.

      "Whiteline" shall mean Whiteline Express, Ltd., a 100% Subsidiary.

      "Young Parties" shall mean (a) Absopure Water Company, Buffalo Don's Artesian Wells, Ltd., Sprinklets Water Centers, Inc., Multi-Investments Limited Partnership, WCY Realty LLC, William P. Young Company, Waters of America, L.L.C., The Clean Drink Company, L.L.C., The Clean Drink Company II, L.L.C., My TABB, LLC, My TABB II, LLC, One Water Source, LLC, Two Water Source, LLC or any Person owned (in whole or in part) by any of them, and (b) the estate of William
P. Young, the estate of Mary E. Young, William C. Young, their respective families and trusts, and/or any Person now or hereafter owned (in whole or in part) or which are under the control of any of them (other than the Loan Parties and their respective Subsidiaries).

      "Young Pledge Agreement" shall mean the Pledge Agreement dated as of August 21, 2001, encumbering 23,257 shares of the common stock of Holdings, as amended or otherwise modified from time to time.

      2. REVOLVING CREDIT

      2.1 Commitment. Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make Advances of the Revolving Credit to any of the Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding such Lender's Percentage of the Revolving Credit Aggregate Commitment. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit. Advances of the Revolving Credit shall be subject to the following additional conditions and limitations:

      A Person shall not be entitled to request an Advance of the Revolving Credit or the Swing Line or the issuance of a Letter of Credit hereunder until
(i) with the approval of all Lenders, it has become a party to this Agreement either by execution and delivery of this Agreement, or by execution and delivery of a Borrower Addendum to this Agreement, (ii) unless waived in writing by all Lenders, it has become a party to the Guaranty by execution and delivery of the Guaranty or of a joinder agreement to the Guaranty, (iii) unless waived in writing by all Lenders, it has become a party to the Security Agreement, and
(iv) unless waived in writing by all Lenders, Holdings has encumbered and/or delivered (or caused to be encumbered and/or delivered), as the case may be, either pursuant to the Security Agreement or a separate Pledge Agreement those Equity Interests issued by such Borrower and owned by Holdings or a Subsidiary of Holdings which are required to be encumbered and/or delivered under Section
7.20 hereof, as applicable, and accompanied in each case by authority documents, legal opinions and other supporting documents as required by Agent and the Majority Lenders hereunder.

      2.2 Accrual of Interest and Maturity; Evidence of Indebtedness.

            (a) Each Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) of such Lender to such Borrower on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Revolving Credit Advance shall, from time to time from and after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Revolving Credit Advance made by such lending office of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

            (c) The Agent shall maintain the Register pursuant to Section 13.8(f), and a subaccount therein for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower, as the case may be, to each Lender hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the applicable Borrower in respect of the Revolving Credit Advances and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to paragraphs (b) and (c) of this Section 2.1 shall absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) The Borrowers agree that, upon written request to the Agent (with a copy to Holdings) by any Lender, each of the Borrowers will execute and deliver, to such Lender, at such Borrower's own expense, a Revolving Credit Note evidencing an amount equal to such Lender's Percentage of the Revolving Credit Aggregate Commitment; provided, that the delivery of such Revolving Credit Notes shall not be a condition precedent to the Effective Date.

      2.3 Requests for Advances; Refundings and Conversions of Advances. A Borrower may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Revolving Credit Advance executed by a person previously authorized (in a writing delivered to the Agent by Holdings or such Borrower) to execute such Request, subject to the following and to the remaining provisions hereof:

            (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance form annexed hereto as Exhibit A, including without limitation:

                  (i) the proposed date of such Advance, which must be a
            Business Day;

                  (ii) whether such Advance is a refunding or conversion of an outstanding Advance; and

                  (iii) whether such Advance is to be a Prime-based Advance or a
            Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto.

            (b) each such Request for Revolving Credit Advance shall be delivered to Agent by noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11:00 a.m. (Detroit time) on such proposed date;

            (c) on the proposed date of such Advance,

                  (i) as to any Borrower as of any date of determination, after giving effect to all Advances and Letters of Credit requested by any Borrower on such date of determination, the sum of (i) the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line on such date plus (ii) the aggregate outstanding amount of Letter of Credit Obligations on such date shall not exceed the lesser of (a) the then applicable Revolving Credit Aggregate Commitment and (b) the Borrowing Base;

                  (ii) as to any Borrower, after giving effect to all Advances and Letters of Credit requested by any such Borrower on such date of determination, the sum of (i) of the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line hereunder to such Borrower on such date plus (ii) the aggregate outstanding amount of Letter of Credit Obligations for the account of such Borrower on such date shall not exceed the Borrower Sublimit applicable to such Borrower;

      provided however, that, in the case of any Advance being applied to refund an outstanding Advance, the aggregate principal amount of such Advances to be refunded shall not be included for purposes of calculating availability under this Section 2.3(c);

            (d) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Two Million Dollars ($2,000,000);

            (e) in the case of a Eurocurrency-based Advance the principal amount of such Advance, plus the amount of any other outstanding Revolving Credit Advance to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least Three Million Dollars ($3,000,000) (or a larger integral multiple of One Hundred Thousand Dollars ($100,000)) and in any case, at any one time there shall not be in effect for any Borrower more than six (6) Applicable Interest Rates and Interest Periods;

            (f) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by the Borrowers;

            (g) each Request for Revolving Credit Advance shall constitute a certification by Holdings and the applicable Borrower, if any, as of the date thereof that:

                  (i) both before and after such Advance, the obligations of the
            Borrowers and the Guarantors set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the applicable Borrowers and Guarantors;

                  (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to and including the date of such Advance (both before and after giving effect to such Advance);

                  (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                  (iv) the representations and warranties contained in this
            Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance); and

                  (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of the Borrowers.

      Agent, acting on behalf of the Lenders, may, at its option, lend under this Section 2 upon the telephone request of a person previously authorized (in a writing delivered to the Agent) by the applicable Borrower to make such requests and, in the event Agent, acting on behalf of the Lenders, makes any such Advance upon a telephone request, the requesting officer shall fax to Agent, on the same day as such telephone request, a Request for Advance. Borrowers hereby authorize Agent to disburse Advances under this Section 2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by Borrowers and delivered to Agent prior to the date of such request to make Requests for Advance on behalf of the Borrowers. Notwithstanding the foregoing, each Borrower acknowledges that each Borrower (i) shall bear all risk of loss resulting from disbursements made upon any telephone request, and (ii) shall indemnify the Lenders for all losses caused by their good faith reliance on any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

      2.4 Disbursement of Advances.

            (a) Upon receiving any Request for Revolving Credit Advance from a Borrower under Section 2.3 hereof, Agent shall promptly notify each Lender by wire, or telephone (confirmed by wire or telecopy) of the amount of such Advance to be made and the date such Advance is to be made by said Lender pursuant to its Percentage of such Advance. Unless such Lender's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each such Lender shall make available the amount of its Percentage of each Advance in immediately available funds to Agent,

                  (i) for Prime-based Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 3:00 p.m. (Detroit time) on the date of such Advance;

                  (ii) for Eurocurrency-based Advances, at the Agent's
            Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

            (b) Subject to submission of an executed Request for Revolving Credit Advance by the applicable Borrower without exceptions noted in the compliance certification therein and compliance with the terms and conditions of this Agreement, Agent shall make available to the applicable Borrower the aggregate of the amounts so received by it from the Lenders in like funds:

                  (i) for Prime-based Advances, not later than 4:00 p.m.
            (Detroit time) on the date of such Advance by credit to an account of such Borrower maintained with Agent or to such other account or third party as such Borrower may reasonably direct; and

                  (ii) for Eurocurrency-based Advances, not later than 4:00 p.m.
            (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of such Borrower maintained with Agent's Correspondent or to such other account or third party as such Borrower may reasonably direct.

            (c) Agent shall deliver the documents and papers received by it for the account of each Lender to such Lender or upon its order. Unless Agent shall have been notified by any Lender prior to the date of any proposed Revolving Credit Advance that such Lender does not intend to make available to Agent such Lender's Percentage of such Advance, Agent may assume that such Lender has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not in fact made available to Agent by such Lender, as aforesaid, Agent shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Holdings, and the applicable Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Lender or the applicable Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to such Borrower, to the date such amount is recovered by Agent, at a rate per annum equal to:

                  (i) in the case of such Lender, for the first two (2) Business
            Days such amount remains unpaid, with respect to Prime-based Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

                  (ii) in the case of such Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

      The obligation of any Lender to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Lender to make any Advance hereunder, and no Lender shall have any liability to Holdings or any of its Subsidiaries, the Agent, any other Lender, or any other party for another Lender's failure to make any loan or Advance hereunder. In the event any Lender shall fail to advance any amounts required to be advanced in accordance with the terms of this Article 2 (a

"Defaulting Lender"), the Agent shall promptly provide written notice thereof to the Borrowers and to each other Lender (each such other Lender being referred to in this Section as a "Non-Defaulting Lender"). Each Non-Defaulting Lender shall have ten (10) Business Days from receipt of said notice to exercise its option to agree to enter into an agreement pursuant to which the Non-Defaulting Lender shall assume the Defaulting Lender's rights and obligations under this Agreement, its Notes and the other Loan Documents. The Non-Defaulting Lender shall exercise such option by providing written notice of same to the Defaulting Lender (and if there is more than one Non-Defaulting Lender, the assignment agreement shall be entered into with the Non-Defaulting Lender who first notifies the Defaulting Lender of its decision to exercise said option) and to Borrowers. If no Non-Defaulting Lender shall exercise the above-described option within the said ten (10) Business Day period, (X) Borrowers may, subject to
Section 13.8(c) hereof, within thirty (30) days of the delivery of the notice described above, advise such Defaulting Lender of another bank or financial institution to which assignments are permitted pursuant to Section 13.8(c) hereof and which is willing to assume such Defaulting Lender's rights and obligations under this Agreement, its Notes and the other Loan Documents (each such bank or financial institution being hereinafter referred to as a "Potential Financial Institution"), whereupon such Defaulting Lender shall, subject to
Section 13.8(c), assign its said rights and obligations to the Potential Financial Institution and (Y) at any time following the passage of thirty (30) days after delivering the notice described above, Agent may, at its option, reduce the Revolving Credit Aggregate Commitment by an amount equal to the amount of such Defaulting Lender's Percentage, it being understood that after such a reduction, the Borrowers shall comply with the requirements of Section 2.14(a) of this Agreement, if applicable, and provided that any assignment or reduction pursuant to clauses (X) and (Y) of this Section 2.4 shall not alter Borrowers' remedies vis a vis the Defaulting Lender.

      2.5 Swing Line Advances.

            (a) Advances. The Swing Line Lender shall, on the terms and subject to the conditions hereinafter set forth (including without limitation
      Section 2.5(c) hereof), make one or more Advances (each such advance being a "Swing Line Advance") to any Borrower (provided that any Borrower requesting Swing Line Advances hereunder has become a party to this Agreement, either by execution and delivery of this Agreement or by complying with the terms and conditions set forth in Section 2.1(a) hereof), from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date an amount not to exceed at any time outstanding the Swing Line Maximum Amount. Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to Swing Line Lender resulting from each Swing Line Advance of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time. The entries made in such account or accounts of Swing Line Lender shall, to the extent permitted by applicable law, be conclusive evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of Swing Line Lender to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay the Swing Line Advances (and all other amounts owing with respect thereto) made to such Borrower by Swing Line Lender in accordance with the terms of this Agreement. Advances, repayments and readvances under the Swing Line may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by the applicable Borrower on the last day of the Interest Period applicable thereto (if any) and, in the case of any Prime-based Advance, on the Revolving Credit Maturity Date.

      The Borrowers agree that, upon the written request of Swing Line Lender (with a copy to Holdings), each of the Borrowers will execute and deliver to Swing Line Lender Swing Line

      Notes; provided, that the delivery of such Swing Line Notes shall not be a condition precedent to the Effective Date.

            (b) Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Swing Line Lender's account maintained pursuant to Section 2.5(a), which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Lender to record any such information shall not relieve the applicable Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

            (c) Requests for Swing Line Advances. A Borrower may request a Swing Line Advance only after delivery to Swing Line Lender of a Request for Swing Line Advance executed by a person authorized (in a writing a copy of which has been previously delivered to the Agent) by the applicable Borrower to make such requests, subject to the following and to the remaining provisions hereof:

                  (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit D, including without limitation:

                        (A) the proposed date of such Swing Line Advance, which
                  must be a Business Day;

                        (B) whether such Swing Line Advance is to be a
                  Prime-based Advance or a Quoted Rate Advance, and;

                        (C) in the case of a Quoted Rate Advance, the duration
                  of the Interest Period applicable thereto.

                  (ii) in the case of any Borrower requesting any Swing Line
            Advance, after giving effect to all Swing Line Advances requested by any Borrower on such date of determination, the aggregate principal amount of all outstanding Swing Line Advances on such date shall not exceed the Swing Line Maximum Amount;

                  (iii) as to any Borrower, after giving effect to all Swing
            Line Advances requested by any such Borrower on such date of determination, the sum of (i) of the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line hereunder to such Borrower on such date plus (ii) the aggregate outstanding amount of Letter of Credit Obligations for the account of such Borrower on such date shall not exceed the Borrower Sublimit applicable to such Borrower;

                  (iv) in the case of any Borrower requesting any Swing Line
            Advance, on the proposed date of such Swing Line Advance, after giving effect to all Advances and Letters of Credit requested by any Borrower on such date of determination, the sum of (x) of the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line on such date plus (y) the aggregate outstanding amount of Letter of Credit Obligations on such date shall not exceed the lesser of (a) the then applicable Revolving Credit Aggregate Commitment and (b) the Borrowing Base;

                  (v) the principal amount of the initial funding of such
            Advance, as opposed to any refunding or conversion thereof, shall be at least One Hundred Thousand Dollars ($100,000) or such lesser amount as shall be agreed to by Swing Line Lender;

                  (vi) each such Request for Swing Line Advance shall be
            delivered to the Swing Line Lender by 2:00 p.m. (Detroit time) on the proposed date of the Advance;

                  (vii) each Request for Swing Line Advance, once delivered to
            Swing Line Lender, shall be irrevocable by the Borrowers, and shall constitute and include a certification by the applicable Borrower as of the date thereof that:

                        (A) both before and after such Swing Line Advance, the
                  obligations of the Borrowers and Guarantors set forth in this Agreement and the other Loan Documents, are valid, binding and enforceable obligations of the Borrowers and Guarantors;

                        (B) all conditions to the making of Swing Line Advances
                  have been satisfied (both before and after giving effect to such Advance);

                        (C) both before and after the making of such Swing Line
                  Advance, there is no Default or Event of Default in existence; and

                        (D) both before and after such Swing Line Advance, the
                  representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects.

      At the option of the Swing Line Lender, subject to revocation by Swing Line Lender at any time and from time to time, Borrowers may utilize the Swing Line Bank's "Sweep to Loan" automated system for obtaining Swing Line Advances. Each time a Swing Line Advance is made using the "Sweep to Loan" system, Borrowers shall be deemed to have certified to the Swing Line Lender and the Lenders each of the matters set forth in clause (vii) of this Section 2.5(c). Swing Line Lenders may revoke the Borrowers' privilege to use the "Sweep to Loan" system at any time and from time to time for any reason and, immediately upon any such revocation, the "Sweep to Loan" system shall no longer be available to the Borrowers for the funding of Swing Line Advances hereunder (or otherwise) and the regular procedures set forth for the making of Swing Line Advances shall be deemed immediately to apply. Swing Line Lender may, at its option, also elect to make Swing Line Advances upon a Borrower's telephone requests on the basis set forth in the succeeding paragraph, provided that the Borrowers comply with the provisions set forth in Section 2.5.

      Swing Line Lender may, at its option, lend under this Section 2.5(c) upon the telephone request of an authorized officer of a Borrower and, in the event Swing Line Lender makes any such Advance upon a telephone request, the requesting officer shall, if so requested by Swing Line Lender, fax to Swing Line Lender, on the same day as such telephone request, a Request for Swing Line Advance. Borrowers hereby authorize Swing Line Lender to disburse Advances under this Section 2.5(c) pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by each Borrower to make Requests for Advance on behalf of the Borrowers. Notwithstanding the foregoing, the Borrowers acknowledge that the Borrowers shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Swing Line Advance form as of the date of such requested Advance. Swing Line Lender shall promptly deliver to Agent by telecopy a copy of any Request for Advance received hereunder.

            (d) Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by a Borrower without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Lender shall make available to the applicable Borrower the amount so requested, in like funds and currencies, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of the applicable Borrower maintained with Agent or to such other account or third party as the Borrower may reasonably direct in writing; and

      Swing Line Lender shall promptly notify Agent of any Swing Line Advance by telephone or telecopier.

            (e) Refunding of or Participation Interest in Swing Line Advances.

                  (i) The Agent, at any time in its sole and absolute
            discretion, may on behalf of the applicable Borrower (each of which hereby irrevocably directs the Agent to act on its behalf) request each of the Lenders (including the Swing Line Lender in its capacity as a Lender) to make an Advance of the Revolving Credit to each of the Borrowers, in an amount equal to such Lender's Percentage of the principal amount of the aggregate Swing Line Advances outstanding to each such party on the date such notice is given (the "Refunded Swing Line Advances"). The applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Lender shall retain its claim against the applicable Borrower for any unpaid interest or fees in respect thereof. Unless any of the events described in Section 9.1(k) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 2.5(e)(iii), each Lender shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Lender at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time on the Business Day next succeeding the date such notice is given in immediately available funds. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of Section 10.1 hereof.

                  (ii) If, prior to the making of an Advance of the Revolving
            Credit pursuant to subparagraph (i) of this Section 2.5(e), one of the events described in Section 9.1(k) hereof shall have occurred, each Lender will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Lender an undivided participating interest in each Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Lender within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, in immediately available funds the amount of its participation and upon receipt thereof the Agent will deliver to such Lender a Swing Line Participation Certificate in the form of Exhibit F evidencing such participation.

                  (iii) Each Lender's obligation to make Advances of the
            Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) of this Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other

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

            right which such Lender may have against Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (2) the occurrence or continuance of any Default or Event of Default; (3) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person; (4) any breach of this Agreement by any Borrower or any other Person; (5) any inability of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased; (6) the termination of the Revolving Credit Aggregate Commitment; or (7) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Agent the amount required pursuant to clause (1) or (2) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two
            (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances.

      Notwithstanding the foregoing, no Lender shall be required, except in the case of Swing Line Advances deemed to have been made pursuant to Sections 3.6(a) and 3.6(c) hereof, to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if prior to the making of the Swing Line Advance by the Swing Line Lender, the Agent had obtained actual knowledge that an Event of Default had occurred and was continuing; provided, however that the obligation of the Lenders to make such Revolving Credit Advances shall be reinstated upon the date of which such Event of Default has been waived by the requisite Lenders, as applicable.

      2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at a Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of Holdings' fiscal quarter next succeeding the calendar quarter during which the initial Advance of the Revolving Credit or Swing Line Advance, as the case may be, is made and on the first day of each fiscal quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

      2.7 Eurocurrency-based Interest Payments and Quoted Rate Interest
Payments.

            (a) Interest on each Eurocurrency-based Advance of the Revolving Credit shall accrue at the Eurocurrency-based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period, and at three month intervals thereafter). Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.

            (b) Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at a Quoted Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

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

      2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

      2.9 Interest on Default. In the event and so long as any Event of Default shall exist, in the case of any Event of Default under Section 9.1(a), 9.1(b) or 9.1(k), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Lenders, interest shall be payable daily on all Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus three percent (3%).

      2.10 Optional Prepayment of Revolving Credit Advances.

            (a) The Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance(s) of the Revolving Credit at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least Two Million Dollars ($2,000,000). The Borrowers may prepay all or part of any Eurocurrency-based Advance (subject to not less than two (2) Business Days' notice to Agent) provided that the minimum amount of any such partial prepayment shall be One Million Dollars ($1,000,000), and, after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be a minimum of Two Million Dollars ($2,000,000); provided further, however that if the prepayment of a Eurocurrency-based Advance is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance, then, pursuant to Section 11.1, the applicable Borrower shall compensate the Lenders for any losses.

            (b) The Borrowers may prepay all or part of the outstanding balance of any Swing Line Advance carried at the Prime-based Rate at any time, provided that after giving effect to any such partial prepayment, the aggregate balance of such Swing Line Advances remaining outstanding, if any, shall be at least a One Hundred Thousand Dollars ($100,000). The Borrowers may prepay all or part of any Swing Line Advances carried at the Quoted Rate (subject to not less than two (2) Business Days' notice to Swing Line Lender and Agent), provided that after giving effect of any such partial prepayment, and the unpaid portion of such Advance which is refunded or converted under Section 2.5(c) hereof shall be at least of Two Hundred Thousand Dollars ($200,000); provided further, however that if the prepayment of a Quoted Rate Advance is made on a day other than the last Business Day of the then current Interest Period applicable to such Quoted Rate Advance, then, pursuant to Section 11.1, the applicable Borrower shall compensate the Swing Line Lenders for any losses.

            (c) Any prepayment made in accordance with this Section shall be subject to Section 11.1 hereof, but otherwise without premium, penalty or prejudice to the right to readvance under the terms of this Agreement.

      2.11 Reserved.

      2.12 Prime-based Advance in Absence of Election or upon Default. (a) Upon the expiration of any Interest Period applicable to any Eurocurrency-based Advance, if the applicable Borrower has failed to timely select a new Interest Period to be applicable to such Eurocurrency Advance, such Borrower shall be deemed to have elected to convert such Eurocurrency-based Advance into a Prime-based Advance effective as of the expiration date of such Interest Period, and (b) subject to Sections 2.9 and

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

11.1 hereof, if a Default or an Event of Default shall have occurred and be continuing, then the principal amount of any Eurocurrency-based Advance which has not been prepaid shall, absent a contrary election of the Majority Lenders, be converted at Agent's option to a Prime-based Advance and the Agent shall thereafter promptly notify such Borrower of said action.

      2.13 Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, the Borrowers shall pay to the Agent for distribution to the Lenders, pro rata in accordance with their respective Percentages, a Revolving Credit Facility Fee on the Revolving Credit Aggregate Commitment (determined without regard to usage thereof). The Revolving Credit Facility Fee shall be equal to the Revolving Credit Aggregate Commitment multiplied by the Applicable Fee Percentage computed on a daily basis. The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing on the first day of the fiscal quarter immediately following the fiscal quarter ending on or about January 31, 2005 (in respect of the prior quarter or portion thereof) and on the first day of each fiscal quarter thereafter. The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Upon receipt of such payment, Agent shall make prompt payment to each Lender of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable under any circumstances.

      2.14 Mandatory Reduction of Indebtedness.

            (a) If at any time and for any reason, the sum of (A) the aggregate outstanding principal amount of all Revolving Credit Advances plus (B) the aggregate outstanding principal amount of all Swing Line Advances plus (C) the aggregate outstanding amount of all Letter of Credit Obligations, exceeds the lesser of (i) the Revolving Credit Aggregate Commitment and
      (ii) the Borrowing Base (as used in this clause (a), the "Excess"), the Borrowers shall immediately repay the Indebtedness by the amount of such Excess, and/or reduce any pending request for an Advance on such day by the amount of the Excess.

            (b) If at any time and for any reason with respect to any Borrower, the aggregate principal amount (tested in the manner set forth in clause
      (a) above) of all Advances outstanding hereunder to such Borrower, plus the aggregate amount of all Letter of Credit Obligations for the account of such Borrower (tested in the manner set forth in clause (a) above), exceeds the Borrower Sublimit applicable to such Borrower (as used in this clause (b), the "Excess"), then in each case, such Borrower shall

                  (i) immediately repay that portion of the Indebtedness
            outstanding to such Borrower then carried as a Prime-based Advance, if any, by the amount of such Excess, and/or reduce on such day any pending request for an Advance submitted by such Borrower by the amount of such Excess, to the extent thereof; and

                  (ii) on the last day of each Interest Period of any
            Eurocurrency-based Advance outstanding to such Borrower as of such time, until the necessary reductions of Indebtedness under this
            Section 2.14(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by such Borrower in respect of such Advances, by the amount of such Excess, to the extent thereof.

      2.15 Mandatory Repayment of Revolving Advances; Mandatory Reduction of Revolving Credit Aggregate Commitment.

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

            (a) Immediately upon receipt by Holdings or any Subsidiary of any Net Cash Proceeds from any Asset Sale not permitted by Section 8.5(a),
      (b), (c) or (d) (other than the sale of any asset or assets, in a single transaction or series of transactions, with a value less than $1,000,000) or from any Permitted Securitization, Borrowers shall repay (or cause to be repaid) the Revolving Credit Advances and Swing Line Advances then outstanding by an amount equal to one hundred percent (100%) of such Net Cash Proceeds, until such Advances have been repaid in full; provided, however, that (x) in the case of Asset Sales permitted under Section 8.5(e), such Borrower or Subsidiary may use all or any portion of the Net Cash Proceeds of such Asset Sale to purchase replacement assets used or to be used by such Borrower or such Subsidiary, as the case may be, in the business as permitted under Section 7.4(a) so long as (i) no Default or Event of Default has occurred and is continuing, (ii) each such purchase is made within 180 days following the date of such Asset Sale and (iii) such Borrower or Subsidiary delivers to the Agent, concurrently with or prior to the date of such Asset Sale, a certificate of an authorized officer of such Borrower or such Subsidiary stating that such Net Cash Proceeds will be so used and (y) if such Asset Sale consists of real property subject to the Lien of the Permitted Real Estate Lender, the Net Cash Proceeds of such sale may be applied to prepay or pay the Permitted Real Estate Debt, provided that any Net Cash Proceeds in excess of the amounts required to prepay the Permitted Real Estate Debt pursuant to the terms of the Permitted Real Estate Debt Documents shall be applied as required under this Section 2.15(a) and (z) except to the extent used to purchase replacement assets in compliance with clause (x) of this proviso, or not required to be applied in compliance with clause (y) of this proviso, in each case, such Borrower shall comply or such Subsidiary shall comply with the mandatory prepayments provisions of this Section 2.15(a).

            (b) Immediately upon receipt by Holdings or any Subsidiary of the Net Cash Proceeds of the issuance of any Equity Interests of Holdings or such Subsidiary or of any Subordinated Debt or Permitted Real Estate Debt issued by Holdings or any Subsidiary on or after the Effective Date, Borrowers shall repay the Revolving Advances and Swing Line Advances then outstanding by an amount equal to (i) one hundred percent (100%) of such Net Cash Proceeds in the case of the issuance of Subordinated Debt or of Permitted Real Estate Debt and (ii) fifty percent (50%) of such Net Cash Proceeds in the case of the issuance of Equity Interests until such Advances have been paid in full.

            (c) To the extent that, on the date any mandatory repayment of the Revolving Advances under this Section 2.15 is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Borrowers may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Agent and the Lenders (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Lenders. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the Eurocurrency-based Advances of such Revolving Advance. Subject to the terms and conditions set forth herein, amounts repaid under this Section 2.15 may be immediately reborrowed pursuant to Section 2.1 hereof.

            (d) Upon the receipt of any Net Cash Proceeds as described in this
      Section 2.15 (except from the issuance of the Permitted Real Estate Debt), the Revolving Credit Aggregate Commitment shall be reduced by the amount of such Net Cash Proceeds. Any such reduction shall reduce each Lender's portion of the Revolving Credit Aggregate Commitment proportionately (based on the applicable Percentages) and shall be permanent and irrevocable.

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

      2.16 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. Provided that no Default or Event of Default has occurred and is continuing, the Borrowers may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued to the date of such reduction;
(iii) the applicable Borrower shall prepay in accordance with the terms hereof the amount, if any, by which the amount of the aggregate unpaid principal amount of Advances outstanding hereunder, plus the amount of the aggregate undrawn amount of outstanding Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment, and no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the Swing Line Maximum Amount; and (iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; provided, however, that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance, then, pursuant to
Section 11.1, the applicable Borrower shall compensate the Lenders for any losses. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Lender in accordance with such Lender's Percentage thereof, and will not be available for reinstatement by or readvance to any Borrower. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Lender's portion thereof proportionately (based on the applicable Percentages) and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Quoted Rate.

      2.17 Extension of Revolving Credit Maturity Date.

            (a) Provided that no Default or Event of Default has occurred and is continuing, Borrowers may, by written notice to Agent (with sufficient copies for each Lender) (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent) prior to March 1 but not before February 1 of each year beginning in 2006, request that the Lenders extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Lender shall, not later than 30 days after such Request, give written notice to the Agent stating whether such Lender is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Lenders, then, effective upon the date of Agent's receipt of all such written approvals from the Lenders, as aforesaid, the Revolving Credit Maturity Date shall be so extended for such additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Borrowers that such extension has occurred.

            (b) If (i) any Lender gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or
      (ii) any Lender fails to provide written approval to Agent of such a Request on or before 30 days after the applicable Request, then (w) the Lenders shall be deemed to have declined to extend the Revolving Credit Maturity Date, (x) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Borrowers to request extensions thereof under this Section 2.17), and (y) the commitments of the Lenders to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Borrowers thereof.

      2.18 Application of Advances. Advances of the Revolving Credit (including Swing Line Advances) shall be available, subject to the terms hereof, to fund working capital needs, Permitted Acquisitions, or other general corporate purposes of the Borrowers.

      3. LETTERS OF CREDIT

      3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Lender shall through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party(ies) accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Lender may require, issue Letters of Credit in Dollars for the account of such Account Party(ies), in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Lender) and each Letter of Credit (including any renewal thereof) shall expire on the earlier to occur of (x) one (1) year from the date of issuance and
(y) not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500 or, if applicable, ISP 98, and any successor documentation thereto, as selected by the Issuing Lender. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

      3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party(ies) unless, as of the date of issuance of such Letter of Credit:

            (a) in the case of any Account Party:

                  (i) after giving effect to the Letter of Credit requested, the amount of all Letter of Credit Obligations does not exceed the Letter of Credit Maximum Amount;

                  (ii) after giving effect to the face amount of the Letter of
            Credit requested, the aggregate amount of all Letter of Credit Obligations outstanding on such date plus the aggregate amount of all Advances requested or outstanding on such date does not exceed the lesser of (i) Revolving Credit Aggregate Commitment and (ii) the Borrowing Base;

                  (iii) after giving effect to any Letter of Credit requested by any Borrower, (x) the amount of all Letter of Credit Obligations outstanding for the account of such Borrower on such date plus (y) the amount of the principal amount of any Advances of the Revolving Credit and of the Swing Line Credit requested or outstanding by such Borrower on such date does not exceed the Borrower Sublimit applicable to such Borrower; and

                  (iv) if the Letter of Credit requested is to be used to secure borrowings by any Foreign Subsidiary, after giving effect to such Letter of Credit, the amount of all Letter of

            Credit Obligations in respect of borrowings by all Foreign Subsidiaries shall not exceed in the case of Plastipak Brazil, the Brazilian Maximum Amount and in the case of all other Foreign Subsidiaries, the Other Foreign Subsidiaries Maximum Amount;

            (b) the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of the Loan Parties and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by any of the Loan Parties;

            (c) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

            (d) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of the relevant Account Party;

            (e) the Account Party requesting the Letter of Credit shall have delivered to Issuing Lender at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Lender, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Issuing Lender;

            (f) no order, judgment or decree of any Governmental Authority shall purport by its terms to enjoin or restrain Issuing Lender from issuing the Letter of Credit requested, or any Lender from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive of any Governmental Authority (whether or not having the force of law) shall prohibit or request that Issuing Lender refrain from issuing, or any Lender refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

            (g) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Lender to issue or any Lender to take an assignment of its Percentage of the requested Letter of Credit, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Lenders, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

            (h) Issuing Lender shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section
      3.4 hereof.

      Each Letter of Credit Agreement submitted to Issuing Lender pursuant hereto shall constitute the certification by the Borrowers and the Account Party of the matters set forth in Section 3.2 (a) through (d) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

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

      3.3 Notice. The Issuing Lender will deliver to the Agent, concurrently or promptly following its delivery of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, Agent shall give notice, substantially in the form attached as Exhibit E, to each Lender of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Lender's Percentage thereof.

      3.4 Letter of Credit Fees. Borrowers (and the Subsidiaries which are Account Parties with respect to Letters of Credit issued for such Subsidiaries' respective accounts) shall pay to the Agent for distribution to the Lenders in accordance with their Percentages, letter of credit fees as follows:

            (a) A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement).

            (b) A letter of credit facing fee in the amount equal to the greater of (i) $250 and (ii) one-eighth of one percent per annum on the undrawn amount of each Standby Letter of Credit to be retained by Issuing Lender for its own account.

            (c) If any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Lender or any Lender or (ii) impose on Issuing Lender or any Lender any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Lender or such Lender of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Lender or such Lender, as the case may be, the applicable Account Party shall, within thirty (30) days following demand for payment, pay to Issuing Lender or such Lender, as the case may be, from time to time as specified by the Issuing Lender or such Lender, additional amounts which shall be sufficient to compensate the Issuing Lender or such Lender for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Issuing Lender or such Lender, as the case may be, as a result of any event mentioned in clause (i) or
      (ii) above, submitted to the applicable Account Party, shall be conclusive evidence, absent manifest error, as to the amount thereof.

            (d) All payments by the Borrowers to the Agent for distribution to the Issuing Lender or the Lenders under this Section 3.4 shall be made in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Borrowers by the Agent. The fees described in clause (a) and (b) above shall be nonrefundable under all circumstances, shall be payable annually in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than one year) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

      3.5 Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Borrowers and the applicable Account Party(ies) shall pay, for the sole account of the

Issuing Lender, standard documentation, administration, payment and cancellation charges assessed by Issuing Lender or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time and delivered to the relevant Account Party(ies).

      3.6 Draws and Demands for Payment Under Letters of Credit.

            (a) Borrowers and each applicable Account Party agree to pay to the Agent for the account of the Issuing Lender, on the day on which the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Issuing Lender relative thereto. Unless Borrowers or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Lender on such day, upon each such payment by the Issuing Lender, the Agent shall be deemed to have disbursed to Borrowers or the applicable Account Party, and Borrowers or the applicable Account Party shall be deemed to have elected to substitute for its Reimbursement Obligation, a Prime-based Advance of the Revolving Credit from the Lenders in an amount equal to the amount so paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit. Such Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 hereof, and, to the extent of the Advance so disbursed, the Reimbursement Obligation of Borrowers or the applicable Account Party to the Agent under this Section
      3.6 shall (unless, taking into account any such deemed Advances, the amount of the aggregate outstanding principal amount of Advances of the Revolving Credit and the Swing Line on such date exceed the then applicable Revolving Credit Aggregate Commitment minus the Letter of Credit Maximum Amount) be deemed satisfied.

            (b) If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Lender shall provide notice thereof to Borrowers and the applicable Account Party on the date such draft or demand is honored, and, to each Lender on such date unless Borrowers or the applicable Account Party shall have satisfied its Reimbursement Obligation under Section 3.6(a) hereof by payment to the Agent on such date. The Issuing Lender shall further use reasonable efforts to provide notice to Borrowers or the applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Lender with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of Borrowers or the applicable Account Party under Section 3.6(a) hereof.

            (c) Upon issuance by the Issuing Lender of each Letter of Credit hereunder, each Lender shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Percentage. Each Lender, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Lenders under Section 3.6(b) hereof is not given to the Lenders prior to 2:00 p.m. (Detroit time) on such date of draft or demand), shall make its Percentage of the amount paid by the Issuing Lender, and not reimbursed by Borrowers or the applicable Account Party on such day, in immediately available funds at the principal office of the Agent for the account of Issuing Lender. If and to the extent such Lender shall not have made such pro rata portion available to the Agent, such Lender, Borrowers and the applicable Account Party severally agree to pay to the Issuing Lender forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the

      Issuing Lender until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under Section 3.6(a) in respect of the reimbursement obligation of Holdings and the applicable Account Party, as set forth in Section 2.4(c)(i) or 2.4(c)(ii) hereof, as the case may be. If such Lender shall pay such amount to the Agent for the account of Issuing Lender together with such interest, such amount so paid shall be deemed to constitute an Advance by such Lender disbursed in respect of the reimbursement obligation of Borrowers or the applicable Account Party under Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Lender to make its pro rata portion of any such amount paid by the Issuing Lender available to the Agent for the account of Issuing Lender shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent for the account of Issuing Lender.

            (d) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Issuing Lender shall be the sole issuer of Letters of Credit under this Agreement.

      3.7 Obligations Irrevocable. The obligations of the Borrowers and any Account Party to make payments to Agent for the account of Issuing Lender or the Lenders with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

            (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to any Letter of Credit (the "Letter of Credit Documents");

            (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any of the Letter of Credit Documents;

            (c) The existence of any claim, setoff, defense or other right which the Borrowers or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Lender or any Lender or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

            (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (e) Payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

            (f) Any failure, omission, delay or lack on the part of the Agent, Issuing Lender or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Lender, any Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit

      Documents, or any other acts or omissions on the part of the Agent, Issuing Lender, any Lender or any such party; or

            (g) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of the Borrowers or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section
      3.6 hereof.

      No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrowers or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrowers or any Account Party against the Agent, Issuing Lender or any Lender. Nothing contained in this Section 3.7 shall be deemed to prevent the Borrowers or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of the Borrowers and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, Issuing Lender or any Lender.

      3.8 Risk Under Letters of Credit.

            (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Issuing Lender shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

            (b) Subject to other terms and conditions of this Agreement, Issuing Lender shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Lender's regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Lender shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Lender with due care and Issuing Lender may rely upon any notice, communication, certificate or other statement from the Borrowers, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Lender believes to be authentic. Issuing Lender will, upon request, furnish the Lenders with copies of Letter of Credit Documents related thereto.

            (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Lender makes no representation and shall have no responsibility with respect to (i) the obligations of the Borrowers or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same,
      (ii) the financial condition of, any representations made by, or any act or omission of, the Borrowers, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Lender in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Lenders expressly acknowledges that it has made and will continue to make its own evaluations of the Borrowers' and the Account Parties' creditworthiness without reliance on any representation of Issuing Lender or Issuing Lender's officers, agents and employees.

            (d) If at any time Issuing Lender shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or Issuing Lender, as the case may be, shall receive same for the pro rata benefit of the Lenders in accordance with their respective Percentages and shall promptly deliver to each Lender its share thereof, less such Lender's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Lender's Percentage of such payment, such Lender will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

      3.9 Indemnification. Each of the Borrowers and each Account Party hereby indemnifies and agrees to hold harmless the Lenders, the Issuing Lender and the Agent, and their respective officers, directors, employees and agents, to the extent that such indemnification and agreement is not limited by applicable law, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders, the Issuing Lender or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and none of the Issuing Lender, any Lender or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

            (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

            (b) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

            (c) payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Lender), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

            (d) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

            (e) any other event or circumstance whatsoever arising in connection with any Letter of Credit;

provided, however, that with respect to subparagraphs (a) through (e) hereof, none of the Borrowers nor the Account Parties shall be required to indemnify the Issuing Lender, the other Lenders and the Agent and such other Persons, and the Issuing Lender shall be liable to the Borrowers and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by any of the Borrowers and the Account Parties which were caused by the Issuing Lender's gross negligence, willful misconduct or wrongful honor or dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

            (f) It is understood that in making any payment under a Letter of Credit the Issuing Lender will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Borrowers or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Lenders are alleged to be liable and it shall be a condition of the assertion of any liability of the Lenders under this Section that the applicable Borrowers or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions; provided however that, to the extent that the Issuing Lender or the Lenders are finally adjudicated to have been grossly negligent or to have acted with willful misconduct, then the Issuing Lender or the Lenders, as the case may be, shall reimburse the Borrowers or such Account Party for the reasonable costs and expenses of pursuing such remedies.

      3.10 Right of Reimbursement. Each Lender agrees to reimburse the Issuing Lender on demand, pro rata in accordance with its respective Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Lender to be reimbursed by the Borrowers or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by the Borrowers or any Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Lender in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Borrowers or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Lender as a result of Issuing Lender's gross negligence or willful misconduct or by the Issuing Lender's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit or wrongful honor of any Letter of Credit.

      3.11 Existing Letters of Credit. The Existing Letters of Credit shall be deemed for all purposes of this Agreement to be Letters of Credit, and each application submitted in connection with the Existing Letters of Credit shall be deemed for all purposes of this Agreement to be Letter of Credit Agreements. On the Effective Date, the Issuing Lender shall be deemed automatically to have sold and transferred, and each other Lender shall be deemed automatically, irrevocably, and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Percentage, in the Existing Letters of Credit and the applicable Letter of Credit Obligations with respect thereto and any security therefor or guaranty pertaining thereto. On the Effective Date, Borrowers and any other applicable Account Party agree to pay to each Lender its pro-rata share of an amount equal to Letter of Credit Fees which would have been payable had such Existing Letters of Credit been issued on the Effective Date (to the extent such Lender has not already received payment of the Letter of Credit Fees in an amount equal to its pro-rata share on the Effective Date).

      4. MARGIN ADJUSTMENTS

      4.1 Margin Adjustments. Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Schedule 1.1 shall be implemented on a quarterly basis as follows:

            (a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder and the Applicable Fee Percentage, upon the date of delivery of the Financial Statements to the Agent under Sections 7.1(a) and 7.1(b) and the Covenant Compliance Certificate under Section 7.2(a) hereunder, in each case establishing applicability of the appropriate adjustment, in each case with no retroactivity or claw-back. In the event Holdings fails timely to deliver the Financial Statements required under Section 7.1(a) or 7.1(b) or the Covenant Compliance Certificate under Section 7.2(a), then from the date delivery to the Agent of such Financial Statements and certificate was required until such Financial Statements and certificate are delivered, the margins and fee percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as Schedule 1.1.

            (b) From the Effective Date until the receipt of Holdings' Financial Statements for the fiscal quarter ending on or about October 31, 2004, the margins and fee percentages shall be those set forth under the Level IV column of the Pricing Matrix attached to this Agreement as Schedule 1.1.

      5. CONDITIONS

      The obligations of the Lenders to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Lender to issue Letters of Credit are subject to the following conditions:

      5.1 Execution of Notes and this Agreement. Each of the Loan Parties shall have executed and delivered to Agent for the account of each Lender requesting Notes, the Revolving Credit Notes, the Swing Line Notes, this Agreement and the other Loan Documents to which they are a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, and this Agreement and the other Loan Documents shall be in full force and effect.

      5.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Lender:

            (a) For each Domestic Loan Party, a certificate of its Secretary or Assistant Secretary as to:

                  (i) resolutions of the board of directors of such Domestic
            Loan Party evidencing approval of the transactions contemplated by this Agreement (and authorizing the execution and delivery hereof and the borrowing of Advances hereunder, in the case of each Borrower and in the case of each Borrower and each Account Party, the requesting of Letters of Credit hereunder);

                  (ii) the incumbency and signature of the officers of such
            Domestic Loan Party executing any Loan Document;

                  (iii) a certificate of good standing or continued existence
            (or the equivalent thereof) from the state of its incorporation, and from every state or other jurisdiction listed on Schedule 5.2 hereof if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in Section 6.1; and

                  (iv) copies of such Domestic Loan Party's articles of
            incorporation and bylaws or other constitutional documents, as in effect on the Effective Date;

      5.3 Collateral Documents. (a) As security for all Indebtedness, the Agent shall have received the following documents:

                  (i) a Reaffirmation of the Guaranty by each Person party
            thereto; and

                  (ii) an Amended and Restated Security Agreement.

            (b) Any documents (including, without limitation, financing statements, amendments to financing statements, and stock powers) required to be filed in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of Agent and the Lenders), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in
      Schedule 5.3(b), or other office, as the case may be.

      5.4 Insurance. The Agent shall have received evidence satisfactory to it that the Loan Parties have obtained the insurance policies required by Section
7.5 hereof and that such insurance policies are in full force and effect.

      5.5 Compliance with Certain Documents and Agreements. The Loan Parties (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

      5.6 Opinion of Counsel. The Loan Parties shall furnish Agent prior to the initial Advance under this Agreement, and with signed copies for each Lender, opinions of counsel to the Loan Parties (including opinions of local counsel to the Loan Parties), dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders.

      5.7 Borrowers' Certificate. The Agent shall have received a certificate of Responsible Officers of the Credit Parties dated the Effective Date, stating that to the best of his or her knowledge after due inquiry, (a) the conditions set forth in this Section 5 have been satisfied, (b) the representations and warranties made by Loan Parties or any other party to any of the Loan Documents (excluding the Agent and Lenders) in this Agreement or any of the other Loan Documents, shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Effective Date; and (c) no Default or Event of Default shall have occurred and be continuing.

      5.8 Payment of Fees. Borrowers shall have paid to the Agent all fees, costs and expenses required to be paid to Agent upon execution of this Agreement under the terms of this Agreement and under the terms of the Fee Letter and any Account Party shall have paid to Comerica Bank all interest and fees required to be paid under the Prior Credit Agreement.

      5.9 Continuing Conditions. The obligations of the Lenders to make Advances (including the initial Advance) under this Agreement and the obligation of the Issuing Lender to issue any Letters of Credit shall be subject to the continuing conditions that:

            (a) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

            (b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit.

      5.10 Foreign Subsidiaries. The obligations of the Issuing Lender to issue Letters of Credit for the account of any Foreign Subsidiary shall be subject to the further conditions that:

            (a) Pledge Agreements, granting a valid pledge of (i) 65% of the Equity Interests of such Foreign Subsidiary to secure the Domestic Indebtedness, if the direct parent of such Foreign Subsidiary is either a Credit Party or a Domestic Subsidiary and (ii) 100% of its Equity Interests to secure the Foreign Indebtedness shall have been executed, delivered and effective;

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

            (b) such Foreign Subsidiary shall have executed and delivered or joined into the Foreign Guaranty;

            (c) such Foreign Subsidiary shall have executed and delivered an Equipment Pledge Agreement which grants a valid, enforceable and perfected (if applicable) Lien over its Equipment to the Agent for the benefit of the Lenders to secure the Foreign Indebtedness and any of its obligations under the Foreign Guaranty;

            (d) the Agent shall have received authority documents for such Foreign Subsidiary similar to those described in Section 5.2;

            (e) the Agent shall have received an opinion of counsel to such Foreign Subsidiary in form and substance satisfactory to the Agent and evidence that all Requirements of Law have been satisfied in connection with the Loan Documents required under this Section 5.10;

            (f) the Agent shall have received evidence satisfactory to it that it has a valid and perfected first priority Lien on the Equity Interests and Equipment pledged as required hereby; and

            (g) all Loan Documents executed pursuant to this Section 5.10 shall be, in form and substance, satisfactory to Agent in its sole discretion.

      Notwithstanding the other requirements of this Section 5.10, if the local law of the jurisdiction of formation of a Foreign Subsidiary or of the jurisdiction where its Equipment is located prohibits, otherwise prevents or renders commercially unreasonable (in the sole determination of the Agent) the execution and delivery by such Foreign Subsidiary of a valid and enforceable Foreign Guaranty (or joinder thereto), or of a valid and enforceable Pledge Agreement or Equipment Pledge Agreement (and the creation of enforceable Liens for the benefit of the Agent thereunder), Agent may, in its sole discretion, waive delivery of such documentation and deem the requirements of this Section
5.10 otherwise satisfied. Agent will provide notice to Lenders of its formal waiver of items required pursuant to this Section 5.10.

      6. REPRESENTATIONS AND WARRANTIES

      Each Credit Party represents and warrants with respect to itself and its Subsidiaries and with respect to all other Loan Parties, and such representations and warranties shall survive until the Revolving Credit Maturity Date and thereafter until the expiration of all Letters of Credit and the final payment in full of the Indebtedness and the performance by each Credit Party and its Subsidiaries of all other obligations under this Agreement and the other Loan Documents:

      6.1 Corporate Authority. Each Credit Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, each Subsidiary of a Credit Party is a corporation or other business entity duly organized and existing in good standing under the laws of the jurisdiction of its incorporation or formation; and each Credit Party and each Subsidiary is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a Material Adverse Effect.

      6.2 Due Authorization - Credit Parties. Execution, delivery and performance of this Agreement, the other Loan Documents to which any Credit Party is a party and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents (or to be

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

so executed and delivered), and the issuance of the Notes by Borrowers (if requested) are within each Credit Party's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Credit Party's organizational documents and, except as have been previously obtained or as referred to in Section 6.13, below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any Governmental Authority.

      6.3 Due Authorization - Subsidiaries. Execution, delivery and performance of the Guaranty, the Foreign Guaranty, and the other Loan Documents to which any Subsidiary is a party, and all other documents and instruments required of any Subsidiary of a Credit Party under or in connection with this Agreement and the other Loan Documents (or to be so executed and delivered), are within the corporate powers of each such Subsidiary of a Credit Party, have been duly authorized, are not in contravention of law or the terms of any Subsidiary of a Credit Party's organizational documents, and, except as have been previously obtained (or as referred to in Section 6.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any Governmental Authority not previously obtained.

      6.4 Liens. There are no Liens on and no financing statements on file with respect to any of the property owned, pledged, mortgaged or otherwise encumbered (or to be encumbered) by any of the Loan Parties or any of their respective Subsidiaries except for Liens permitted pursuant to Section 8.2.

      6.5 Taxes. Each of the Loan Parties, and each of their respective Subsidiaries, has filed on or before their respective due dates or within the applicable grace periods, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the applicable Loan Party or such other Subsidiary as may be required by GAAP.

      6.6 No Defaults. There exists no default under the provisions of any instrument evidencing any indebtedness for borrowed money of any Loan Party or any of their respective Subsidiaries which is permitted hereunder or of any agreement relating thereto.

      6.7 Enforceability of Agreement and Loan Documents -- Credit Parties. This Agreement, each of the other Loan Documents to which any Credit Party is a party, and all other certificates, agreements and documents executed and delivered by any Credit Party under or in connection herewith or therewith have each been duly executed and delivered by their respective duly authorized officers and constitute the valid and binding obligations of each Credit Party, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

      6.8 Enforceability of Loan Documents -- Subsidiaries. The Loan Documents to which any Subsidiary of a Credit Party is a party, and all certificates, documents and agreements executed in connection therewith by any Subsidiary of a Credit Party, have each been duly executed and delivered by the duly authorized officers or members or managers, as the case may be, of such Subsidiary of a Credit Party and constitute the valid and binding obligations of such Subsidiary of a Credit Party, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

      6.9 Compliance with Laws. (a)(i) Except as disclosed on Schedule 6.9(a), each of the Loan Parties, and each of their respective Subsidiaries, has complied with all Requirements of Law of any Governmental Authority having jurisdiction over it or its businesses except to the extent that failure to comply therewith would not have a Material Adverse Effect; and (ii) except for such matters as are not likely to have a Material Adverse Effect, and except as set forth in Schedule 6.9(a) hereof, and without limiting the generality of
Section 6.12, there is no pending or, to the actual knowledge of any Loan Party threatened, litigation, action, proceeding or controversy affecting any Loan Parties or any of their respective Subsidiaries, and no pending or, to the actual knowledge of any Loan Party threatened complaint, notice or inquiry to any of the Loan Parties or any of the other Subsidiaries, regarding potential liability of any of the Loan Parties or any of the Subsidiaries, (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, Public Law 10756, October 26, 2001 (the "Patriot Act") or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)); and (c) as of the date hereof, the Credit Parties and their respective Subsidiaries have the federal tax identification numbers set forth on Schedule 6.9(c) attached hereto.

      6.10 Non-contravention -- Credit Parties. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by each Credit Party are not in contravention of the terms of any indenture, agreement or undertaking to which any Credit Party or any of its Subsidiaries is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

      6.11 Non-contravention -- Subsidiaries. The execution, delivery and performance of those Loan Documents signed by a Subsidiary of any Credit Party and any other documents and instruments required under or in connection with this Agreement or any other Loan Document by any Subsidiary of a Credit Party are not in contravention of the terms of any indenture, agreement or undertaking to which a Subsidiary of a Credit Party is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

      6.12 No Litigation. Except for De Minimis Matters or as set forth on
Schedule 6.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation, pending against or to the actual knowledge of the Credit Parties threatened against any Loan Party or any of their respective Subsidiaries (other than any suit, action or proceeding in which such Loan Party or such Subsidiary is the plaintiff and in which no counterclaim or cross-claim against such Loan Party or such Subsidiary has been filed), nor has any Loan Party or any of their respective Subsidiaries or, to the actual knowledge of the Credit Parties any of its or their officers, members, managers, or directors, as the case may be, been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer, member, manager or director is or may be entitled to indemnification by any Loan Party or any of their respective Subsidiaries, as applicable, which suits, actions, proceedings or governmental investigations are reasonably likely to be resolved adversely to such Loan Party or such Subsidiary, and if so resolved are reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 6.12, there is not outstanding against any Loan Party or any Subsidiary any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is any Loan Party or, to their actual knowledge, any other Subsidiary in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such matters would reasonably be expected to have a Material Adverse Effect.

      6.13 Consents, Approvals and Filings, Etc. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any Governmental Authority or any other Person (whether or not governmental), is required in connection with the execution, delivery and performance: (i) by any Loan Party, of this Agreement, any of the other Loan Documents to which they are a party, or any other documents or instruments to be executed and or delivered by such Loan Parties in connection therewith or herewith; or (ii) by any Loan Party, of the Liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the Collateral Documents to perfect Liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the actual knowledge of the Credit Parties threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

      6.14 Agreements Affecting Financial Condition. None of the Loan Parties or any of their respective Subsidiaries is party to any agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect.

      6.15 No Investment Company or Margin Stock. None of the Loan Parties or any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Loan Parties or any of their respective Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Loan Party or any of their respective Subsidiaries to purchase or carry margin stock or will be made available by any Loan Party or any of their respective Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

      6.16 ERISA. None of the Loan Parties or any of their respective Subsidiaries maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 6.16 hereto; and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to any of the Pension Plans owed to the Pension Benefit Guaranty Corporation or any successor thereto, and no "reportable event" or "prohibited transaction", as defined in ERISA, has occurred with respect to any Pension Plan, and all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

      6.17 Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of any Loan Party or any of their respective Subsidiaries is affected by any fire, explosion, accident, strike, lockout or other dispute (which in the case of any labor dispute is not merely threatened), drought, storm, hail, earthquake, embargo, Act of God or other casualty (not covered by insurance) which is reasonably likely to have a Material Adverse Effect, or if such event or condition were to continue for more than thirty (30) additional days would reasonably be expected to have a Material Adverse Effect.

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

      6.18 Environmental and Safety Matters. Except as set forth in Schedules
6.18 and 6.12 and except for such matters as are not likely to have a Material Adverse Effect:

            (a) to the Credit Parties' actual knowledge, all facilities and property owned or leased by the Loan Parties or any of their respective Subsidiaries, are owned or leased by the Loan Parties and such Subsidiaries in material compliance with all Hazardous Material Laws;

            (b) to the actual knowledge of the Credit Parties, there have been no past, and there are no pending or threatened

                  (i) claims, complaints, notices or requests for information received by any Loan Party or any of their respective Subsidiaries with respect to any alleged violation of any Hazardous Material Law, or

                  (ii) complaints, notices or inquiries to any Loan Party or any of their respective Subsidiaries regarding potential liability under any Hazardous Material Law; and

            (c) to the actual knowledge of the Credit Parties, no conditions exist at, on or under any property now or previously owned or leased by the Loan Parties or any of their respective Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Hazardous Material Law.

      6.19 Subsidiaries. As of the Effective Date, and except as disclosed on
Schedule 6.19 hereto, Holdings has no Subsidiaries.

      6.20 Accuracy of Information.

            (a) Each of the financial statements of Holdings and its Subsidiaries furnished to Agent and the Lenders prior to the date of this Agreement fairly presents (subject to year-end adjustments in the case of interim statements) the financial condition of Holdings and its Subsidiaries and the results of their operations for the periods covered thereby, and has been prepared in accordance with GAAP. The projections and pro forma financial information contained in the materials referenced in this clause (a) are based upon good faith estimates and assumptions believed by management of Holdings to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

            (b) Since Holdings 2003 Fiscal Year end, there has been no material adverse change in the financial condition of Holdings and its Subsidiaries taken as a whole, to the best knowledge of Holdings, neither Holdings nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the balance sheets previously supplied to the Agent, as applicable, except as set forth on Schedule 6.20 hereof, and at the present time there are no unrealized or anticipated losses from any present commitment of Holdings or any of its Subsidiaries which contingent obligations and losses in the aggregate are likely to have a Material Adverse Effect.

      6.21 Labor Relations. None of the Loan Parties or any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Loan Parties nor any of their respective

Subsidiaries or to the knowledge of the Credit Parties, threatened against any of them, before the National Labor Relations Board or any other labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of them or, to the knowledge of the Credit Parties, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Credit Parties or any Subsidiary or to the knowledge of Credit Parties, threatened against any of them and (iii) no union representation question existing with respect to the employees of the Loan Parties or any of their respective Subsidiaries, in each case or in the aggregate which could reasonably be expected to have a Material Adverse Effect.

      6.22 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Holdings and each of its Subsidiaries will be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its business and all business in which it is about to engage. This Agreement is being executed and delivered by the Credit Parties to Agent and the Lenders in good faith and in exchange for fair, equivalent consideration. The capital and monies remaining in the Credit Parties and their Subsidiaries are not now and are not reasonably expected to become so unreasonably small as to preclude the Credit Parties or their Subsidiaries from carrying on their businesses. None of the Credit Parties or any Subsidiary intends to nor does management of Credit Parties or any Subsidiary believe it will incur debts beyond its ability to pay as they mature. None of the Credit Parties or any Subsidiary contemplates filing a petition in bankruptcy or for an arrangement or reorganization under the federal bankruptcy code of the United States of America or any similar law of any jurisdiction now or hereafter in effect relating to any Credit Party or any Subsidiary, nor does any Credit Party or any Subsidiary have any knowledge of any threatened bankruptcy or insolvency proceedings against Credit Parties or any Subsidiary.

      6.23 Capitalization. The authorized Equity Interests of each Credit Party and each Subsidiary is as set forth in Schedule 6.23. All issued and outstanding Equity Interests of each Credit Party are duly authorized and validly issued, fully paid, nonassessable (to the extent applicable), and free and clear of all Liens, and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The Equity Interests of each of the Borrowers and of each Subsidiary are owned by the stockholders and in the amounts set forth on Schedule 6.23. No Equity Interests of any Borrower or any Subsidiary, other than those described above, are issued and outstanding. Except as disclosed on Schedule 6.23, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from a Borrower or any Subsidiary, of any Equity Interests or other securities of a Borrower or any Subsidiary.

      6.24 Reserved.

      6.25 Senior Unsecured Note Documents. No "Event of Default" (as defined in the Senior Unsecured Debt Indenture) exists, and no event or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute such an "Event of Default"; and all Indebtedness incurred or to be incurred under this Agreement at any time is and shall be incurred in compliance with
Section 4.09 of the Senior Unsecured Debt Indenture.

      7. AFFIRMATIVE COVENANTS

      Each Credit Party covenants and agrees that it will, and, as applicable, it will cause each of its Subsidiaries (except any Special Purpose Subsidiary, unless specifically indicated below), until the later of the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Credit Parties and the Subsidiaries of all other obligations under this Agreement and the other Loan Documents, to:

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

      7.1 Financial Statements. Furnish to the Agent and caused to be furnished to each Lender:

            (a) as soon as available, but in any event ninety (90) days after the end of each Fiscal Year of Holdings, a copy of the audited Consolidated and Consolidating financial statements of Holdings as at the end of such year and the related audited statements of income, accumulated earnings, and cash flows for such year and underlying assumptions, setting forth in each case in comparative form the figures for the previous year, certified as being fairly stated in all material respects by a nationally recognized certified public accounting firm reasonably satisfactory to the Agent and the Lenders; and

            (b) as soon as available, but in any event not later than forty-five
      (45) days after the end of each fiscal quarter of Holdings, the unaudited Consolidated and Consolidating financial statements of Holdings as at the end of such fiscal quarter and the related unaudited statements income, accumulated earnings and cash flows of Holdings for the portion of the Fiscal Year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as being fairly stated in all material respects;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods provided however that the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes and will be subject to year-end adjustments.

      7.2 Certificates; Other Information. Furnish to the Agent with sufficient copies for each Lender:

            (a) Concurrently with the financial statements delivered pursuant to Sections 7.1(a) and (b), a Covenant Compliance Certificate substantially in form attached hereto as Exhibit I;

            (b) Within ninety (90) days of the end of each Fiscal Year of Holdings, projections for the three following Fiscal Years, including budgets, balance sheets and income statements;

            (c) Within fifteen (15) days after and as of the end of each month, a Borrowing Base Certificate, agings of the Accounts and accounts payable of Holdings and all Subsidiaries, and an Inventory report in form acceptable to the Agent;

            (d) Promptly following receipt thereof (but no more than ten (10) Business Days following receipt), copies of all management letters from any certified public accountants;

            (e) (i) At least thirty (30) days (or such shorter time period as may be agreed to by Agent) prior to any Permitted Securitization, draft copies of the principal transaction documents relating to such Permitted Securitization, (ii) at least five (5) days (or such shorter time period as may be agreed to by Agent) prior to any Permitted Securitization, final copies of such documentation and (iii) promptly following such Permitted Securitization, executed copies of such documentation; and

            (f) Promptly and in form to be reasonably satisfactory to Majority Lenders, such additional financial and/or other information, or other reports as any Lender may from time to time reasonably request.

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

      7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

      7.4 Conduct of Business and Maintenance of Existence.

            (a) Continue to engage primarily in the businesses conducted on the Effective Date, and preserve, renew and keep in full force and effect its existence, except as otherwise permitted pursuant to Sections 8.4 and 8.5;

            (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 8.5; and

            (c) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in working order and maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; and in the case of all policies covering any Collateral, all such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Loan Party, and to the Agent for the benefit of the Agent and the Lenders (Agent or Agent and Lenders, as applicable, as mortgagees, or, in the case of personal property interests, lender loss payee(s)), as their respective interests may appear. Upon request of Agent or any Lender, certificates evidencing such policies, including all endorsements thereto, shall be delivered to Agent or such Lender, as the case may be.

      7.6 Inspection of Property; Books and Records, Discussions; Audits. (a) Permit Agent and each Lender, through their authorized attorneys, accountants and representatives (i) to examine each Credit Party's and each Subsidiary's books, accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Agent or the Majority Lenders; (ii) at any time and from time to time, at the request of the Majority Lenders, to conduct full or partial collateral audits (which shall not be deemed to include real estate, machinery and equipment appraisals) of each Credit Party and its Subsidiaries to be completed by an appraiser as may be selected by Agent, with all reasonable costs and expenses of such audits to be reimbursed by the Credit Parties, provided, however, that except as provided in the following provision, prior to the occurrence and continuance of any Default or Event of Default, the Credit Parties shall only be required to reimburse the Agent for the reasonable costs and expenses of no more than one (1) such audit conducted in any year and provided further however that Credit Parties shall be required to reimburse the Agent for all reasonable costs and expenses of all audits conducted after the occurrence and during the continuance of a Default or Event of Default; and
(iii) permit Agent and each Lender or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, as applicable, and, by this provision, Credit Parties authorize such accountants to discuss the finances and affairs of the Credit Parties and their Subsidiaries (provided that the Credit Parties are given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records; and

      (b) Holdings and its Subsidiaries shall commence with a collateral audit within forty-five (45) days of the Effective Date, and deliver to Agent the results of such collateral audit (which audit shall be in form and substance acceptable to Agent and the Majority Lenders, and which audit shall have been performed by auditors acceptable to the Agent) within ninety (90) days of the Effective Date and the costs of such audit shall be paid by the Credit Parties, without affecting the Majority Lenders' rights under clause (a)(ii) of this
Section 7.6 to request an additional collateral audit during Fiscal Year 2005 at Credit Parties' expense.

      7.7 Notices. Promptly upon having actual knowledge give written notice to the Agent of:

            (a) the occurrence of any Default or Event of Default of which any Credit Party or any Subsidiary has knowledge;

            (b) any (i) default or event of default under any Contractual Obligation of any Credit Party or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between a Credit Party or any Subsidiary and any Governmental Authority or any third party, which in either case, if not cured or if it is reasonably likely to be adversely determined, as the case may be, would have a Material Adverse Effect or (iii) any change in the financial condition of Holdings or any of its Subsidiaries since the date of the last audited financial statements delivered pursuant to Section 7.1(a) hereof which could reasonably be expected to have a Material Adverse Effect;

            (c) the following events, as soon as possible and in any event within 30 days after a Credit Party knows thereof and to the extent the same would have a Material Adverse Effect: (i) the occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or Credit Parties or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

            (d) any event which is reasonably likely to have a Material Adverse Effect;

            (e) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonably be expected to have a Material Adverse Effect (or any such tax position taken by the Borrowers) setting forth the details of such position and the financial impact thereof; and

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto.

      7.8 Hazardous Material Laws.

            (a) Use and operate all of its facilities and properties in material compliance with all Hazardous Material Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws; and

            (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Credit Party or any of its Subsidiaries of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws, and promptly cure and have dismissed any actions and proceedings relating to compliance with Hazardous Material Laws to which any Credit Party or any of Subsidiaries is named as a party and which could reasonably be likely to have a Material Adverse Effect; and

            (c) provide such information and certifications which any Lender may reasonably request from time to time to evidence compliance with this
      Section 7.8.

      7.9 Debt Service Coverage Ratio. Maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.0, as of the end of each fiscal quarter of Holdings.

      7.10 Senior Secured Debt Ratio. Maintain a Senior Secured Debt Ratio of not more than 3.0 to 1.0, as of the end of each fiscal quarter of Holdings.

      7.11 Leverage Ratio. Maintain a Leverage Ratio of not more than the following, as of the end of each fiscal quarter of Holdings during the periods indicated below:

Effective Date through October 29, 2005                       4.85 to 1.0
October 30, 2005 through October 28, 2006                     4.75 to 1.0
October 29, 2006 through November 2, 2007                     4.50 to 1.0
November 3, 2007 and thereafter                               4.25 to 1.0

      7.12 Consolidated Tangible Net Worth. Maintain, as of the last day of each fiscal quarter of Holdings, Consolidated Tangible Net Worth of not less than the sum of $20,000,000 plus the Tangible Net Worth Adjustment Amount.

      7.12A Interest Coverage Ratio. Maintain an Interest Coverage Ratio of not less than the following as of the end of each fiscal quarter of Holdings during the periods indicated below:

Effective Date through October 29, 2005           2.25 to 1.0
October 30, 2005 and at all times thereafter      2.50 to 1.0

      7.13 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a Material Adverse Effect.

      7.14 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any Governmental Authority or otherwise) which are necessary in connection with the execution, delivery and performance by such Loan Parties, of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by such Loan Parties in connection therewith or herewith.

      7.15 Compliance with ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan, except where the failure to comply could not have a Material Adverse Effect.

      7.16 ERISA Notices. Promptly, upon having actual knowledge thereof, notify Agent upon the occurrence of any of the following events:

            (a) the termination of any Pension Plan subject to Subtitle C of Title IV of ERISA;

            (b) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

            (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

            (d) the failure of a Credit Party or any Subsidiary to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

            (e) the withdrawal of a Credit Party or any Subsidiary from any Multiemployer Plan; or

            (f) the occurrence of a "reportable event" which is required to be reported by a Credit Party under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which in either case is likely to have a Material Adverse Effect.

      7.17 Security; Post-Closing Deliveries. Take such actions as the Agent or the Majority Lenders may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral, subject only to Permitted Liens and other Liens permitted under
Section 8.2 hereof. Within one hundred and eighty days of the Effective Date, the Credit Parties shall cause all Foreign Subsidiaries which are Foreign Significant Subsidiaries on the Effective Date and shall cause Plastipak Czech Republic, S.R.O. to execute and deliver the Loan Documents described in Section
5.10 of this Agreement (subject to Agent's right to waive certain deliveries as set forth therein). Within ninety (90) days of the Effective Date cause to be delivered the following documents: (i) Amendment to that certain Equipment Pledge Agreement dated January 18, 2002, (ii) Amendment to that certain Quota Pledge Agreement dated December 22, 1999; (iii) Mortgages for those certain properties located in McCalla, Alabama, Pineville, Louisiana and Plant City, Florida, together with the related documentation set forth on Schedule 5.3 attached hereto (provided, however, that appraisals are to be delivered as soon as they become available, whether prior to or after the execution and delivery of the Mortgages), together with such supporting documentation, opinions, certificates and resolutions as Agent may reasonably request. Within sixty (60) days of completion by England Economic & Industrial Development District ("EEIDD") of the railroad spur on the Pineville, Louisiana property, cause to be delivered to Agent a Consent by EEIDD to the collateral assignment of its lease of such railroad spur to Agent for the benefit of the Lenders. Within five (5) days of the Effective Date, provide a final form of Schedule 1.1 to the Security Agreement. All of the documentation to be delivered under this Section 7.17 is to be in form and substance acceptable to Agent.

      7.18 Defense of Collateral. Defend the Collateral from any Liens other than Liens permitted by Section 8.2.

      7.19 Use of Proceeds. Use all Advances of the Revolving Credit for working capital financing, general corporate purposes, and to finance Permitted Acquisitions. Borrowers shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of (x) any applicable statute or regulation or (y) the terms and conditions of this Agreement.

      7.20 Future Subsidiaries; Additional Collateral.

            (a) With respect to each Person which becomes a Domestic Significant Subsidiary of Holdings (directly or indirectly) after the Effective Date, within thirty days of the date such Person is created, acquired or otherwise becomes a Domestic Significant Subsidiary (whichever first occurs), cause such Subsidiary to execute and deliver to the Agent (i) a joinder agreement whereby such Domestic Significant Subsidiary becomes obligated as a Guarantor under the Guaranty and (ii) a joinder agreement whereby such Domestic Significant Subsidiary becomes obligated under the Security Agreement;

            (b) With respect to the Equity Interests of each Person which becomes a Domestic Significant Subsidiary after the Effective Date, but subject to the provisions of Section 13.23, within thirty days of the date such Person is created, acquired or becomes a Domestic Significant Subsidiary (whichever first occurs), Holdings shall execute, or cause to be executed, and deliver to the Agent such documentation as may be necessary to ensure a valid Lien over the applicable Equity Interests under the Security Agreement or a separate Pledge Agreement encumbering all of the Equity Interests of each such Domestic Significant Subsidiary owned by Holdings or any Subsidiary to secure the Indebtedness;

            (c) Holdings shall execute, or cause to be executed, and delivered to the Agent within one hundred and eighty (180) days of the date each Foreign Subsidiary shall be deemed a Foreign Significant Subsidiary, the documentation required pursuant to Section 5.10 of this Agreement (subject to Agent's ability to waive certain deliveries as set forth therein);

            (d) With respect to real property owned by Holdings or any Domestic Significant Subsidiary after the Effective Date, not later than forty-five days after such property is acquired, Holdings shall execute or cause to be executed a Mortgage covering such property, together with the real estate documentation listed on Schedule 5.3 attached hereto (provided that an appraisal need not be delivered prior to the execution and delivery of the Mortgage, but rather as soon as such appraisal is made available); and

            (e) If, at any time, the Permitted Real Estate Debt is repaid in full (other than in connection with a refinancing), Holdings shall execute or cause to be executed, no later than forty-five days after such repayment, Mortgages covering all real property owned by it and its Domestic Significant Subsidiaries on the date of such repayment, together with the real estate documentation listed on Schedule 5.3 attached hereto;

in each case in form satisfactory to the Agent and the Majority Lenders, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Majority Lenders and the applicable Person shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the Liens granted under this Section 7.20.

      7.21 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following the request of the Agent or the Majority Lenders, and at the Credit Parties' expense, such other documents or instruments as Agent or the Majority Lenders may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

      8. NEGATIVE COVENANTS

      Each Credit Party covenants and agrees that, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Credit Parties and the Subsidiaries of all other obligations under this Agreement and the other Loan Documents, it will not, and will not permit any of its Subsidiaries, to:

      8.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

            (a) Indebtedness under this Agreement and the other Loan Documents;

            (b) any Debt, other than pursuant to this Agreement, existing on the Effective Date and set forth in Schedule 8.1 attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

            (c) Debt of the Credit Parties or a Subsidiary other than pursuant to this Agreement and other than Debt set forth in Schedule 8.1 attached hereto incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease) in an aggregate amount not exceeding Twenty-Five Million Dollars ($25,000,000) at any time outstanding, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

            (d) Subordinated Debt;

            (e) Debt under any Hedging Transactions;

            (f) Intercompany Loans, but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section 8.7 hereof;

            (g) Debt assumed pursuant to a Permitted Acquisition, provided that such Debt was not entered into, extended or renewed in contemplation of such acquisition (including Debt secured by Liens permitted by Section 8.2(c)), and provided further that the aggregate amount of all such Debt shall not exceed $10,000,000; and

            (h) Senior Unsecured Debt, and any renewals, refundings and refinancings thereof in amounts not exceeding $325,000,000 less all permitted prepayments thereof;

            (i) Permitted Real Estate Debt, provided that (i) the Permitted Real Estate Debt Documents place no more restrictive covenants and obligations on the Credit Parties and their Subsidiaries as are set forth in this Agreement and the related Loan Documents, and are otherwise in form and substance reasonably acceptable to Agent, (ii) at the time of incurring the Permitted Real Estate Debt, no Default or Event of Default shall have occurred and be continuing, or be reasonably expected to result from the incurrence of the Permitted Real Estate Debt and (iii) a Real Estate Lien Release shall have occurred and Agent shall have released, the Mortgages over certain real property owned by the Credit Parties or the other Subsidiaries as requested by the Credit Parties and in compliance with
      Section 12.12 of this Agreement, as applicable; and

            (j) additional unsecured Debt not exceeding $10,000,000 in aggregate principal amount at any one time outstanding.

      8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Permitted Liens;

            (b) Liens securing Debt permitted by Section 8.1(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

            (c) any Lien securing Debt assumed pursuant to a Permitted Acquisition, provided that such Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition;

            (d) Liens in favor of Agent, as security for the Indebtedness;

            (e) Liens for the benefit of the Permitted Real Estate Lender securing the Permitted Real Estate Debt provided that (i) a Real Estate Lien Release has occurred, and (ii) such Liens encumber only real estate so released;

            (f) other Liens, existing on the Effective Date, set forth on
      Schedule 8.2; and

            (g) any Lien encumbering property interests, rights or proceeds which are subject of a transfer or encumbrance pursuant to a Permitted Securitization.

      8.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, except (a) the Guaranties, (b) guaranties of Senior Unsecured Debt, (c) any guaranties described on Schedule 8.3, (d) Guarantee Obligations arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with any sale or disposition of assets otherwise permitted under this Agreement, (e) customary clean up call provisions under any Permitted Securitization and (f) guaranties of any Debt of a Foreign Subsidiary, provided that the aggregate amount of such Guarantee Obligations shall not be in excess of $10,000,000 at any one time outstanding and provided further that no Default or Event of Default has occurred and is continuing at the time of the execution and delivery of any such guaranty, or would result from the execution and delivery of any such guaranty.

      8.4 Acquisitions. Other than Permitted Acquisitions, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any Equity Interests of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

      8.5 Limitation on Mergers, or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired or make any material change in its capital structure or its present method of conducting business, except:

            (a) inventory leased or sold in the ordinary course of business;

            (b) obsolete or worn out property, property no longer useful in the conduct of a Credit Party's or any Subsidiary's business or property from closed offices;

            (c) acquisitions by merger in which Holdings or a 100% Domestic Subsidiary is the surviving corporation and which otherwise meet the definition of "Permitted Acquisition" and Permitted Securitizations;

            (d) mergers or consolidations of any Subsidiary with or into a Borrower (so long as such Borrower shall be the continuing or surviving corporation); or mergers or consolidations of any Subsidiary with or into any Domestic Subsidiary that is a Guarantor (so long as such Guarantor shall be the continuing or surviving corporation); and

            (e) subject to the mandatory prepayment provisions of Section 2.15 hereof (and provided that no Default or Event of Default has occurred and is continuing at the time of each such sale), Asset Sales in which the sales price is at least the fair market value of the assets sold and the aggregate amount of such Asset Sales is less than $10,000,000 in any Fiscal Year, and other Asset Sales approved by the Majority Lenders.

      8.6 Restricted Payments. Declare or make, or permit any Subsidiary to declare or make, any distribution, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any Equity Interests, or purchase, redeem or otherwise acquire for value any Equity Interests, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, except that (i) Holdings' Subsidiaries may make Distributions to the Credit Parties,
(ii) the Borrowers may redeem Equity Interests of employees pursuant to their Restricted Stock Bonus Plan in amounts not to exceed $3,000,000 in the aggregate in any Fiscal Year (which amount shall be increased by the amount of any cash proceeds of "Key Man" life insurance policies (net of any relevant costs or expenses), whenever received, that are used to make such repurchases or redemptions), provided that no Distributions described in this sub-section (ii) may be made if a Default or Event of Default is then continuing, either before any such Distribution or after giving effect thereto (and for this purpose, compliance with Sections 7.10 and 7.11 shall be determined on a pro forma basis based on the Credit Parties' most recent quarterly financial statements and Covenant Compliance Certificate) and (iii) Holdings may pay dividends to its shareholders upon satisfaction of the following conditions: (A) payment of such dividends shall be made solely on an annual basis, within thirty days of Agent's receipt of the financial statements required under Section 7.1(a) of this Agreement, (B) written evidence shall be delivered to Agent that the Fixed Charge Coverage Ratio, calculated on a pro-forma basis for the four fiscal quarters most recently ended, as if the planned dividend payment had been made during such period shall be greater than 1.1:1.0; (C) the aggregate amount of dividends paid in any Fiscal Year shall not exceed fifty percent (50%) of Consolidated Net Income for the Fiscal Year immediately preceding the Fiscal Year in which such dividend payment is made and (D) no Default or Event of Default shall have occurred and be continuing at the time of such making such dividend payment, or shall result from the making of such payment.

      8.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities, of or any assets constituting a business unit of, or make any other investment in, any Person, except:

            (a) Permitted Investments;

            (b) Investments existing on the Effective Date and listed on
      Schedule 8.7 hereof;

            (c) extensions of trade credit in the ordinary course of business;

            (d) loans and advances to officers and employees of a Credit Party or to officers and employees of any Subsidiary in the ordinary course of business in an aggregate amount, not to exceed $1,000,000 at any one time outstanding, to the extent permitted by applicable law;

            (e) Intercompany Loans, Advances or Investments made on or after the Effective Date by any Credit Party or any Guarantor to any Domestic Loan Party; provided that any Intercompany Loan hereunder shall be evidenced by and funded under an Intercompany Note encumbered in favor of the Agent pursuant to a Security Agreement and provided further that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing;

            (f) Permitted Acquisitions;

            (g) Intercompany Loans, Advances or Investments, including those listed on Schedule 8.7 and those made after the Effective Date, by all Credit Parties to any Eligible Foreign Subsidiary in an aggregate amount not to exceed $35,000,000 at any one time outstanding (provided that all Intercompany Loans covered by this clause (except the existing promissory notes from Plastipak Brazil as maker to Packaging as payee, and any extensions and renewals (but not increases) thereof in an aggregate principal amount of $2,100,000 as of the date hereof) shall be evidenced by and funded under an Intercompany Note encumbered in favor of the Agent pursuant to the applicable Security Agreement and provided further that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing);

            (h) Investments in aggregate amount outstanding at any one time not to exceed $5,000,000; and

            (i) Investments in an amount not to exceed the lesser of (i) $25,000,000 and (ii) $19,891,235, plus 50% of Consolidated Net Income for the period (taken as one accounting period) from the first day of the fiscal quarter ending on or about January 31, 2005 to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Investment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); and

            (j) Investments in any Subsidiary (including, without limitation, any Special Purpose Subsidiary) from and after the date hereof (provided that no Default or Event of Default has occurred and is continuing at the time of such investment), consisting of (x) dispositions of specific accounts receivable made pursuant to any Permitted Securitization and the resultant Debt issued by a Special Purpose Subsidiary to another Subsidiary as part of such Permitted Securitization, in each case to the extent constituting Investments hereunder; and (y) the repurchase or replacement from and after the date hereof of accounts receivable pursuant to any representations or warranties or clean up call provisions included in such Permitted Securitization in accordance with the definition thereof.

      In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

      8.8 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of a Credit Party or any Subsidiary unless such transaction is otherwise permitted under this Agreement or is in the ordinary course of such Credit Party's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the applicable Credit Party or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not a Subsidiary and such transaction would not contravene any financial assistance provision of applicable law.

      8.9 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by a Credit Party or any Subsidiary of real or personal property which has been or is to be sold or transferred by a Credit Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Credit Party or such Subsidiary, as the case may be.

      8.10 Limitation on Negative Pledge Clauses. Enter into any agreement, document or instrument which would restrict or prevent the Credit Parties and their Subsidiaries from granting to the Agent on behalf of the Agent and the Lenders Liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens, except for Permitted Liens and any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allowed to exist, or from declaring or paying dividends, principal or interest.

      8.11 Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed or any Capitalized Leases, except (i) prepayments of the Indebtedness, and (ii) subject to the terms hereof so long as no Default or Event of Default (including without limitation pursuant to Section 7.14 hereof) has occurred and is continuing (both before and after giving effect thereto),
(A) prepayments of Subordinated Debt, except as prohibited by the terms of the relevant subordination agreement, (B) the Senior Unsecured Notes, and (C) the Permitted Real Estate Debt, provided that when any prepayment permitted under clause (B) or (C) of this Section 8.11 is made, Borrowers shall provide evidence satisfactory to Agent that they have availability under the Revolving Credit of at least $25,000,000 as of the date of such repayment.

      8.12 Amendment of Certain Documents relating to Debt. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of those documents or instruments evidencing or otherwise related to any Debt set forth on Schedule 8.1, any Subordinated Debt, the Senior Unsecured Debt, the Permitted Real Estate Debt or any Permitted Securitization, or waive (or permit to be waived) any provision thereof in any material respect, without the prior written approval of Agent and the Majority Lenders. For purposes of those documents or instruments evidencing or otherwise related to such Debt, any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in financial covenants, any change in any default, remedial or other repayment terms and any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents shall (without reducing the scope of this Section 8.12) be deemed to be material.

      8.13 Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of any of the Loan Parties, except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents,
(ii) does not materially adversely affect the interest of the Lenders as creditor under this Agreement, the other Loan Documents or any other document or instrument in any respect and (iii) could not reasonably be expected to have a Material Adverse Effect.

      8.14 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except for Capital Expenditures in an aggregate amount not in excess of $100,000,000 in any Fiscal Year. In addition, the difference between permitted Capital Expenditures and actual Capital Expenditures at the end of any Fiscal Year and for the year then ended may be spent during the following Fiscal Year (including any such difference between Capital Expenditures permitted under the Prior Credit Agreement and the actual Capital Expenditures for Fiscal Year
2004), provided that any amounts carried forward pursuant to this paragraph shall expire at the end of such following Fiscal Year.

      9. DEFAULTS

      9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

            (a) non-payment when due of (i) the principal of any Advance or interest thereon in accordance with the terms thereof, (ii) any Reimbursement Obligation, or (iii) any Fees, and in the case of interest payments and Fees, continuance thereof for three (3) Business Days;

            (b) non-payment of any money by Borrowers under this Agreement or by Credit Parties or any Subsidiary under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a), above within five Business Days after notice from Agent that the same is due and payable;

            (c) default in the observance or performance of any of the conditions, covenants or agreements of Credit Parties set forth in Sections 2.14, 2.15, 7.1, 7.2, 7.4(a), 7.5, 7.6, 7.7, 7.9 through 7.12, or
      8 (in its entirety);

            (d) default in the observance or performance of any of the conditions, covenants or agreements of Credit Parties set forth in Section
      7.20 and continuance thereof for thirty (30) days;

            (e) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Credit Parties and continuance thereof for a period of thirty (30) consecutive days after written notice from Agent;

            (f) any certification, representation or warranty made by Credit Parties or any Subsidiary herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue or misleading in any material adverse respect when made;

            (g) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Credit Parties or any Subsidiary set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document or, in the case of the Collateral Documents, continuance thereof for a period of thirty (30) days;

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

            (h) default (i) in the payment of any Debt (other than Indebtedness hereunder, but including without limitation any Subordinated Debt, the Senior Unsecured Debt, any Permitted Real Estate Debt and any Debt arising in connection with or pursuant to any Permitted Securitization) of any Credit Party or any Subsidiary in excess of One Million Dollars ($1,000,000), individually or in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any such other obligation for borrowed money of any Credit Party or any Subsidiary, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money;

            (i) the rendering of any judgment(s) for the payment of money in excess of the sum of One Million Dollars ($1,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Credit Party or any Subsidiary, and any such judgment(s) shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

            (j) the occurrence of a "reportable event", as defined in ERISA, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of a Credit Party or any of its Subsidiaries for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Lender's other rights or remedies hereunder), or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan, which in either case could reasonably be expected to have a Material Adverse Effect;

            (k) any Loan Party (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) takes any action to effectuate or authorize any of the foregoing; or (A) Any involuntary Insolvency Proceeding is commenced or filed against Loan Party, or any writ, judgment, warrant of attachment, execution or similar process is issued, enforced or levied against a substantial part of any Loan Party's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (B) any Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (C) any Loan Party acquiesces in the appointment of a receiver, receiver and manager, administrative receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (l) a Change in Control shall occur; or

            (m) any provision of any Collateral Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party or any Subsidiary, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Credit Party or any Subsidiary or any Credit Party or any Subsidiary shall deny that it has any or further liability or obligation under any Collateral Document, or any such Loan Document shall be terminated,

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      invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby.

      9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the Commitments terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Credit Parties; (c) upon the occurrence of any Event of Default specified in subsection 9.1(k) above and to the extent permitted by law, and notwithstanding the lack of any declaration by Agent under preceding clause
(b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Commitments shall be automatically and immediately terminated; (d) the Agent shall demand immediate delivery of cash collateral, and Borrowers and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent may, and shall, if directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

      9.3 Rights Cumulative. No delay or failure of Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

      9.4 Waiver by Credit Parties of Certain Laws. To the extent permitted by applicable law, each Credit Party hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

      9.5 Waiver of Defaults. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with Section
13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. Credit Parties expressly agree that this Section may not be waived or modified by the Lenders or Agent by course of performance, estoppel or otherwise.

      9.6 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Credit Parties but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by the Credit Parties), to the extent permitted by applicable law, set off and apply against any and all of the obligations of the Credit Parties now or hereafter existing under this Agreement, whether owing to such Lender, any Affiliate of such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Credit Party and any property of any Credit Party from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then

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held by the Agent or any Lender is adequate to cover the Indebtedness. Each
Credit Party hereby grants to the Lenders and the Agent a Lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of their respective obligations under this Agreement and the other Loan Documents. The rights of the Agent and each Lender under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which the Agent and such Lender may have. Promptly following any setoff, the applicable Lender shall give written notice to Agent and the Borrowers of the occurrence thereof.

      10. PAYMENTS, RECOVERIES AND COLLECTIONS

      10.1 Payment Procedure.

            (a) All payments by the Borrowers in respect of principal of, or interest on, any Advance or in respect of any Letter of Credit Obligations or Fees shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Lenders, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289. Upon receipt of each such payment, the Agent shall make prompt payment to each Lender, or, in respect of Eurocurrency-based Advances, such Lender's Eurocurrency Lending Office, in like funds, of all amounts received by it for the account of such Lender.

            (b) Unless the Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers is due that Borrowers do not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Borrowers have remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrowers have not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances or Quoted Rate Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

            (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

            (d) All payments to be made by Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line) shall be made without set-off or counterclaim, as aforesaid, and, subject to compliance by the Lenders with Section 13.13, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any Governmental Authority or of any political subdivision thereof or any federation or organization of which such Governmental Authority may at the time of payment be a member, unless Borrowers are compelled by law to make payment subject to such tax. In such event, Borrowers shall:

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                  (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Lenders (and, in the case of Advances of the Swing Line, pay to the Swing Line Lender which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Lender or Lenders receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                  (ii) remit such tax to the relevant taxing authorities
            according to applicable law, and send to the Agent or the applicable Lender (including the Swing Line Lender) or Lenders, as the case may be, such certificates or certified copy receipts as the Agent or such Lender or Lenders shall reasonably require as proof of the payment by the Borrowers, of any such taxes payable by the Borrowers.

      As used herein, the terms "tax", "taxes" and "taxation" include all taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax.

      10.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by Credit Parties or any Subsidiary of the Credit Parties or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Advances of the Revolving Credit, any Reimbursement Obligations and indebtedness owed under any Interest Rate Protection Agreements on a pro rata basis (or in such order and manner as determined by the Majority Lenders; subject, however, to the applicable Percentages of the loans held by each of the Lenders), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Credit Parties and the Subsidiaries, as the case may be. Subject to the terms of this Section 10.2, the application of such proceeds and other sums to the Advances of the Revolving Credit, the Reimbursement Obligations and under any Interest Rate Protection Agreements shall be based on each Lender's Percentage of the aggregate of the loans.

      10.3 Pro-rata Recovery. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all Indebtedness, such Lender shall purchase from the other Lenders such participations in the Revolving Credit, and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      11. CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

      11.1 Reimbursement of Prepayment Costs. If any Borrower makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if any Borrower converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; or if any Borrower fails to borrow, refund or convert into any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by such Borrower to Agent in accordance with the terms hereof requesting such Advance, or if any Borrower fails

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to make any payment of principal or interest in respect of a Eurocurrency-based
Advance or Quoted Rate Advance when due, the applicable Borrower shall reimburse Agent for itself and/or on behalf of any Lender, as the case may be, on demand for any resulting loss, cost or expense incurred by Agent and Lenders, as the case may be, as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Lenders, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by such Borrower to Agent for itself and/or on behalf of any Lender, as the case may be, may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Lenders, as the case may be) which would have accrued to Agent and Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrowers, Agent and Lenders shall deliver to Borrowers a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

      11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Lender, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Lender, Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

      11.3 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Majority Lenders (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent or such Lenders for such Interest Period, then Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligation of Lenders to make Eurocurrency-based Advances, and the right of the Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be, shall be suspended, and (ii) the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance, together with accrued interest thereon, any amounts payable under Section 11.1 hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

      11.4 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with

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interest at the Eurocurrency-based Rate, such Lender shall forthwith give notice thereof to Holdings and to Agent. Thereafter, (a) the obligations of Lenders to make Eurocurrency-based Advances and the right of any Borrower to convert an Advance into or refund an Advance as a Eurocurrency-based Advance shall be suspended and thereafter the Borrowers may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Lenders may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

      11.5 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Agent or any of the Lenders (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

            (a) shall subject any of the Lenders (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Lender's principal executive office or Eurocurrency Lending Office is located); or

            (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Lenders (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of a Eurocurrency-based Advance, then such Lender shall notify Agent, and Agent (or such Lender, as aforesaid) shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice, the applicable Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. A certificate of Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

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      11.6 Capital Adequacy and Other Increased Costs. In the event that after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or Agent (or any corporation controlling such Lender or Agent) and such Lender or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Lender's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or Agent to be material (collectively, "Increased Costs"), then Agent or such Lender shall notify the Borrowers, and thereafter the applicable Borrower shall pay to such Lender or Agent, as the case may be, from time to time, upon request by such Lender or Agent, additional amounts sufficient to compensate such Lender or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or Agent reasonably determines to be allocable to the existence of such Lender's or Agent's obligations or Advances hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or Agent, as the case may be, shall be submitted by such Lender or by Agent to the Borrowers, reasonably promptly after becoming aware of any event described in this Section 11.6 and shall be conclusive, absent manifest error in computation.

      11.7 Substitution of Lenders. If (a) the obligation of any Lender to make Eurocurrency-based Advances has been suspended pursuant to Section 11.3 or 11.4 or (b) any Lender has demanded compensation under Section 3.4(c), 11.1, 11.5 or
11.6 (in each case, an "Affected Lender"), then the Borrowers shall have the right (subject to Section 13.8 hereof), with the assistance of the Agent, to seek a substitute Lender or Lenders (which may be one or more of the Lenders (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Advances of the Revolving Credit and assume the commitments (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Lender. The Affected Lender shall be obligated to sell its Advances of the Revolving Credit and assign its commitments to such Purchasing Lender or Purchasing Lenders within fifteen days after receiving notice from Borrowers requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest and fees accrued thereon (excluding any applicable premium) up to but excluding the date of the sale and any other amounts owed to the Affected Lender under any Loan Document. In connection with any such sale, and as a condition thereof, Borrowers shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender within ten Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Lender under Section 11.1 if the applicable Borrower has prepaid the outstanding Eurocurrency-based Advances of the Affected Lender on the date of such sale and (ii) any additional compensation accrued for its account under Sections 3.4(c), 11.5 and 11.6 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment, and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Affected Lender, as assignor, such Purchasing Lender, as assignee, Holdings and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment. In connection with any assignment

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pursuant to this Section 11.7, the Borrowers or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.

      11.8 Right of Lenders to Fund through Branches and Affiliates. Each Lender (including without limitation the Swing Line Lender) may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Lender to make such Advance; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the applicable Borrower.

      12. AGENT

      12.1 Appointment of Agent. Each Lender and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Credit Parties. Each Lender agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Credit Parties under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Credit Parties, pro rata according to such Lender's Percentage, but excluding any such expense resulting from Agent's gross negligence or willful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Lenders against loss, costs, liability and expense (excluding liability resulting from its gross negligence or willful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      12.2 Deposit Account with Agent. Borrowers hereby authorize Agent, in Agent's sole discretion, upon notice to Borrowers to charge its general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

      12.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of the Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Credit Parties, or any Subsidiary or Affiliate of the Credit Parties, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Credit Parties of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the

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issuance of any Letter of Credit. The Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof. The Agent may employ agents and may consult with legal counsel (who may be counsel for a Credit Party), independent public accountants and other experts selected by it and shall not be liable to the Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      12.4 Successor Agent. The Agent may resign as such at any time upon at least 30 days' prior notice to Credit Parties and all Lenders. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, the Majority Lenders shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Lenders, and, so long as no Default or Event of Default has occurred and is continuing, to Credit Parties. Such successor agent shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Lenders is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Lenders is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning agent shall be discharged from its duties and obligations hereunder in its capacity as Agent, except for its gross negligence or wilful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      12.5 Agent in its Individual Capacity. Comerica Bank, its Affiliates and their respective successors and assigns, shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though Comerica Bank were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Credit Parties (or their Subsidiaries) as if Comerica Bank were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

      12.6 Credit Decisions. Each Lender acknowledges that it has, independently of Agent and each other Lender and based on the financial statements of Credit Parties and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

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      12.7 Authority of Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to Credit Parties, or any of their Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

      12.8 Indemnification. The Lenders agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by Credit Parties, but without limiting any obligation of Credit Parties to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates' gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates are not reimbursed for such expenses by Credit Parties, but without limiting the obligation of Credit Parties to make such reimbursement. Each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Lenders pursuant to this Section, provided that, if the Agent and its Affiliates are subsequently reimbursed by the Credit Parties for such amounts, it shall refund to the Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity is furnished. Any amounts paid by the Lenders hereunder to the Agent and its Affiliates shall be deemed to constitute part of the Indebtedness hereunder.

      12.9 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Lender or by Credit Parties. Upon receiving such a notice, the Agent shall promptly notify each Lender of such Event of Default and provide each Lender with a copy of such notice and, shall endeavor to provide such notice to the Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by Credit Parties hereunder.

      12.10 Agent's Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to

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take such other action only when so requested in writing by the Majority Lenders or the Lenders, as applicable hereunder. Action that may be taken by Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Lenders have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

      12.11 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, the Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

      12.12 Collateral Matters; Real Estate Lien Release Event.

            (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

            (b) The Lenders agree to release, and hereby irrevocably authorize the Agent to release, at its option and in its discretion, any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness (including Letter of Credit Obligations) payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder and with respect to which all the requirements of this Agreement have been satisfied; (iii) pursuant to Sections 13.23 and 13.25; or (iv) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in Section 13.11. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.12(b).

            (c) The Lenders agree to release, and hereby irrevocably authorize the Agent to release any Lien granted to or held by the Agent upon the real estate owned by Holdings, the Credit Parties or their Subsidiaries (each such release being a "Real Estate Lien Release"), provided that the following conditions are satisfied prior to each such release: (i) written evidence shall be provided to the Agent that the Senior Secured Debt Ratio and the Leverage Ratio for the fiscal quarter most recently ended are each no less than 0.50:1.00 below the levels then required pursuant to Sections
      7.10 and 7.11 of this Agreement, (ii) a new Borrowing Base Certificate shall be executed and delivered to Agent, dated as of the date of such Real Estate Lien Release, which shall eliminate Eligible Real Estate to be released from the calculation of the Borrowing Base, (iii) Borrowers shall have at least $25,000,000 availability under the Revolving Credit both immediately before and immediately after such Real Estate Lien Release, such availability to be calculated using the new Borrowing Base Certificate delivered pursuant to subsection (ii) hereof, (iv) Credit Parties shall have delivered the Permitted Real Estate Debt Documents to the Agent,

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      which shall be in form and substance acceptable to Agent and shall otherwise satisfy the requirements of this Agreement, (v) the Permitted Real Estate Debt shall be incurred concurrently with or immediately following such Real Estate Lien Release, (vi) no Default or Event of Default shall have occurred and be continuing at the time of such Real Estate Lien Release, or be reasonably expected to result from such Real Estate Lien Release and (vii) Agent shall have received pro-forma calculations of the Debt Service Coverage Ratio and the Interest Coverage Ratio for the four fiscal quarter period most recently ended, calculated as if the applicable Permitted Real Estate Debt was outstanding for the entirety of such four quarter period and evidencing compliance with the ratio levels set forth in Section 7.9 and Section 7.12A, respectively, for the period then ending.

      In no event shall more than three (3) Real Estate Lien Releases take place, unless otherwise consented to in writing by the Majority Lenders and the Agent.

      12.13 Agent's Fees. Until the Indebtedness has been repaid and discharged in full and no commitment to fund any loan hereunder is outstanding, Borrowers shall pay to the Agent, as applicable, the agency fees set forth (or to be set forth from time to time) in the Fee Letter with the Agent. Such fees shall not be refundable under any circumstances.

      12.14 No Duties Imposed on Documentation Agents or Syndications Agents. Standard Federal Bank N.A. and Bank of Montreal have been designated as Documentation Agents and Fleet National Bank and JPMorgan Chase Bank N.A. have been designated as Syndication Agents under this Agreement. In such capacity, Standard Federal Bank N.A., Bank of Montreal, Fleet National Bank and JPMorgan Chase Bank, N.A. shall have no duties, responsibilities or other obligations and other than their rights and remedies as Lenders hereunder, and shall have no administrative, collateral or other rights or responsibilities, duties or other obligations, but shall be entitled to the benefits of Section 12.5 and 12.6. Each Lender acknowledges that is has not relied, and will not rely, on the Lenders named as Documentation Agents or Syndication Agents in deciding to enter into this Agreement or in taking or not taking action hereunder.

      13. MISCELLANEOUS

      13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder, subject to year-end audit adjustments thereto and the omission of footnote disclosure in the case of unaudited statements, shall be prepared in accordance with GAAP.

      13.2 Consent to Jurisdiction. Credit Parties, the Agent and the Lenders hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Credit Parties, Agent and Lenders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Credit Parties irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Credit Parties at their respective addresses specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Credit Parties in a notice to the other parties that complies as to delivery with the terms of Section
13.6. Nothing in this Section shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent (or any of them) to bring any such action or proceeding against

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Credit Parties or any Subsidiary or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Credit Parties hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts.

      13.3 Law of Michigan. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      13.4 Interest. In the event the obligation of the Borrowers to pay interest on the principal balance of Advances under the Revolving Credit is or becomes in excess of the maximum interest rate which the Borrowers are permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to the Lenders' Percentages shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

      13.5 Closing Costs and Other Costs; Indemnification.

            (a) Credit Parties agree to pay, or reimburse the Agent (and in the case of (ii) and (iii) below, the Lenders) for payment of, on demand (i) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees and advances, appraisal and accounting fees, and Lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) all reasonable costs and expenses of the Agent or any of the Lenders (including reasonable fees and expenses of outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Lenders from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit and (iv) all real estate appraisal fees for real estate appraisals ordered by Agent, such appraisals to be ordered at Agent's option and in its reasonable discretion. At Agent's option, all of said amounts required to be paid by Borrowers, if not paid when due, may be charged by Agent as a Prime-based Advance to Borrowers against the Indebtedness of Borrowers.

            (b) Credit Parties agree to indemnify and save Agent and each of the Lenders harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Lenders by reason of an Event of Default, or enforcing the obligations of Credit Parties or any Subsidiary under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding,

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      however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b).

            (c) Credit Parties agree to defend, indemnify and hold harmless Agent and each of the Lenders, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, use, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Credit Parties or any of their respective Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal, remediation or monitoring of all Hazardous Materials from all or any portion of any premises owned by Credit Parties or their respective Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by Credit Parties or any of their respective Subsidiaries, (vi) complying with all Hazardous Material Laws and/or (vii) any violation of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Lender in connection with the violation of Hazardous Material Laws (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses, excluding however, any such matter arising as a result of its or their gross negligence or willful misconduct. The obligations of Credit Parties under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities the Credit Parties may have to Agent or any of the Lenders at common law or pursuant to any other agreement.

      13.6 Notices; Patriot Act Notice. (a) Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by facsimile and addressed or delivered to it at its address set forth on Schedule 13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received and receipt confirmed. Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. Any notice given by the Agent or any Lender to Holdings or any of its Subsidiaries shall be deemed to be a notice to Holdings and all of its Subsidiaries and (b) pursuant to Section 326 of the Patriot Act, the Agent and the Lenders hereby notify the Credit Parties that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with Agent or any Lender, the Agent or the applicable Lender will request the applicable Person's name, tax identification number, business address and other information necessary to identify such Person (and may request such Person's organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Lender to comply with the Patriot Act.

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      13.7 Further Action. Credit Parties, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

      13.8 Successors and Assigns; Participations; Assignments.

            (a) This Agreement shall be binding upon and shall inure to the benefit of Credit Parties and the Lenders and their respective successors and assigns.

            (b) The foregoing shall not authorize any assignment by the Credit Parties of their rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or effective) without the prior written approval of all of the Lenders.

            (c) The Credit Parties and Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Lender's rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any Eligible Assignee, the identity of which institution is approved by Borrowers and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Borrowers shall not be required upon the occurrence and during the continuance of a Default, and (ii) the approval of Borrowers and Agent shall not be required for any such sale, transfer, assignment or participation to any Affiliate of an assigning Lender, any other Lender or any Federal Reserve Bank. The Credit Parties authorize each Lender to disclose to any prospective assignee or participant, once approved by Credit Parties and Agent, any and all financial information in such Lender's possession concerning the Credit Parties which has been delivered to such Lender pursuant to this Agreement, provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 13.12 hereof.

            (d) Each assignment by a Lender of all or any portion of its rights and obligations hereunder and under the other Loan Documents, which assignments shall be on a pro rata basis only (but only if additional loan facilities are added to this Agreement), shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit H (with appropriate insertions acceptable to Agent) (provided however that such Lender need not deliver an Assignment Agreement in connection with assignments to such Lender's Affiliates or to a Federal Reserve Lender) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                  (i) each assignment shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Lender's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than Five Million Dollars ($5,000,000); and

                  (ii) no assignment shall be effective unless Agent has
            received from the assignee (or from the assigning Lender) an assignment fee of $3,500 for each such assignment and such assignment is accompanied by the relevant tax forms required under

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            Section 13.13, provided that the foregoing shall not apply with regards to Affiliates of the applicable Lender.

      In connection with any assignment, Borrowers and Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Lender and an Assignment Agreement (with respect thereto) duly executed by the assigning Lender and each assignee; and (y) the assigning Lender shall have delivered to the Agent the original of each Note, if any, held by the assigning Lender under this Agreement. From and after the date on which the Agent shall notify Borrowers and the assigning Lender that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Lender, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

      Within five (5) Business Days following Borrowers' receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement and assuming the Borrowers have consented to such assignment (if their consent is required), Borrowers shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the order of the assigning Lender in an amount equal to the amount retained by such Lender hereunder. Agent, the Lenders and the Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall make a notation on its records showing the applicable new Percentages of the Lenders (including the assignee Lender) following such assignment.

            (e) Each Lender agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

                  (i) such Lender shall remain the holder of its Notes (if
            issued) hereunder, notwithstanding any such participation;

                  (ii) except as expressly set forth in this Section 13.8(e)
            with respect to rights of setoff and the benefits of Section 11 hereof, a participant shall have no direct rights or remedies hereunder;

                  (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

                  (iv) such Lender shall retain the sole right and
            responsibility to enforce the obligations of the Credit Parties and their Subsidiaries relating to the Notes, if applicable and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (other than a participant which is an Affiliate of such Lender), except for those matters covered by Section 13.11(a) through (e) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender, and Credit Parties, Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender's rights and duties hereunder).

      Borrowers agree that each participant shall be deemed to have the right of setoff under Section 9.6 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Lender under this Agreement, shall be subject to the pro rata recovery provisions of Section 11.3 hereof and shall be entitled to the benefits of Section 11 hereof, provided that no participant shall be entitled to receive any greater amount pursuant to such Sections than the issuing Lender would have been entitled to receive in respect of the amount of the participation transferred by such issuing Lender to such participant had no such transfer occurred. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Lender and the Person purchasing such participation, and none of the Credit Parties, the Agent and the other Lenders shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Lender of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

            (f) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Percentages of such Lenders and the principal amount of each type of Advance owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Credit Parties, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the any of the Credit Parties or any Lender upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to Holdings of the making of any entry in the Register or any change in such entry.

            (g) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

      13.9 Indulgence. No delay or failure of Agent and the Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Lenders would otherwise have.

      13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

      13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Credit Parties or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by Credit Parties or the Subsidiaries which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase any Lender's commitments hereunder, (b) waive, forgive defer or reduce the principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 9.1(a) or (b) hereof, (e) except as expressly permitted hereunder, or under the Collateral Documents, release, subordinate or defer the granting or perfecting of a Lien or security interest in any material portion of the Collateral (as determined by Agent in its sole discretion) or release, subordinate or make less restrictive any guaranty or similar undertaking provided by any Person except as shall be otherwise expressly permitted in this Agreement or any other Loan Document (it being stated that any sale or other transfer which any Credit Party or Subsidiary is permitted to make pursuant to or under the terms of this Agreement shall be deemed "expressly permitted"), (f) terminate or modify any indemnity provided to the Lenders hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the approval or consent of all Lenders pursuant to the terms of this Agreement or any other Loan Document, (h) change the definitions of "Percentage", "Interest Period"," Majority Lenders", " Borrower," "Borrowing Base," or Section 10.3 or this Section 13.11, or (i) amend
Section 7.20 or consent to any departure therefrom by the Loan Parties; and provided further, that no amendment, waiver or consent shall, unless in writing signed by the Swing Line Lender, do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Lenders, affect benefits (including without limitation economic benefits) available to such of the Lender or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

      13.12 Confidentiality. Each Lender agrees that it will not disclose without the prior consent of Borrowers (other than to its employees, its Subsidiaries, another Lender, an Affiliate of a Lender or to its auditors or counsel) any information with respect to Borrowers, which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Lender may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Lender from any third party under no duty of confidentiality to Borrowers, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation (provided that each Lender agrees that if it is served with a subpoena or other legal process requiring disclosure of any confidential information concerning any Borrower, it will promptly notify such Borrower and provide to such Borrower copies of such summons or subpoena), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and
(e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

      13.13 Withholding Taxes. If any Lender is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code, such Lender shall promptly (but in any event prior to the initial payment of interest hereunder) deliver to the Agent two executed copies of (i) Internal Revenue Service Form W-8BEN (or any successor form) specifying the applicable tax treaty between the United States and the jurisdiction of such Lender's domicile which provides for the exemption from withholding on interest payments to such Lender,
(ii) Internal Revenue Service Form W8ECI (or any successor form) evidencing that the income to be received by such Lender hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Lender is exempt from United States income tax withholding with respect to such income. Such Lender shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Lender hereunder were subject to United States income tax withholding when made, such Lender shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Borrowers, each Lender and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such of the Lender or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

      13.14 Taxes and Fees. Should any tax (other than as a result of a Lender's failure to comply with Section 13.13 or a tax based upon the net income or capitalization of any Lender or the Agent by any jurisdiction where a Lender or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Borrowers agree to pay the same, together with any interest or penalties thereon arising from the Borrowers' act or omission, and agrees to hold the Agent and the Lenders harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 13.14 shall affect or reduce the rights of any Lender or the Agent under Section 11.5 hereof.

      13.15 WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE CREDIT PARTIES AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT, NOR THE CREDIT PARTIES SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE

AGENT OR THE CREDIT PARTIES EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

      13.16 Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance and Requests for Swing Line Advance hereunder, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

      13.17 Severability. In case any one or more of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Credit Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Credit Parties under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

      13.18 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

      13.19 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

      13.20 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

      13.21 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of Credit Parties or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Credit Parties or any Subsidiary in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lenders or on such Lenders' behalf, and those covenants and agreements of the Credit Parties set forth in Section 11.6 hereof (together with any other indemnities of the Credit Parties or any Subsidiary contained elsewhere in this Agreement or in any of the other Loan Documents) and of Lenders set forth in
Section 12.8 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

      13.22 Complete Agreement; Amendment and Restatement. This Agreement, the Notes (if issued), any Requests for Advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing. This Agreement constitutes an amendment and restatement of the Prior Credit Agreement, which Prior Credit Agreement is fully superseded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness.

      13.23 Termination of Pledge Agreements. Upon fulfillment of each of the Pledge Termination Conditions, the Agent will execute a writing terminating the Pledge Agreements.

      13.24 Young Parties. The Agent, the Lenders and the Credit Parties hereby agree that as of the date hereof, none of the Young Parties (a) is a Borrower or a Subsidiary, and as such none of such parties is subject to the affirmative covenants in Article 6 of this Agreement, unless they become Borrowers or Subsidiaries at a future date, and (b) is subject to the negative covenants in
Article 8 of this Agreement, except to the extent that such party is a party to or a recipient of a transaction with Holdings or one of its Subsidiaries which Holdings or a Subsidiary is prohibited from entering into pursuant to Article 8.

      13.25 Release of Real Estate Collateral. Upon the incurrence of Permitted Real Estate Debt, and in compliance by the Credit Parties with the mandatory prepayment provisions of Section 2.15(b)(ii) of this Agreement and the satisfaction of the conditions set forth in Section 12.12 of this Agreement, the Agent shall release the applicable real estate from the Lien of the applicable Mortgages pursuant to the request of the Credit Parties.

      13.26 Foreign Subsidiaries. Each of the Foreign Subsidiaries party hereto execute this Agreement for the purpose of evidencing the Issuing Lender's commitment to issue Letters of Credit for its account (in amounts not to exceed in the case of Plastipak Brazil, the Brazilian Maximum Amount, and in the case of all other Foreign Subsidiaries eligible to request Letters of Credit, the Other Foreign Subsidiaries Maximum Amount, and subject to the conditions in
Section 5.10), and its obligations under Sections 3.4 through 3.9 with respect to such Letters of Credit.

                                      * * *

                     [Signatures Follow On Succeeding Pages]

            WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                                     PLASTIPAK HOLDINGS, INC.
as Agent

By: /s/ Jeffrey J. Judge            By: /s/ Michael J. Plotzke
   -----------------------------       -----------------------------------------
      Vice President                     Treasurer and Chief Financial Officer

By:_____________________________    By:_________________________________________

                                    PLASTIPAK PACKAGING, INC.

                                    By: /s/ Michael J. Plotzke
                                       -----------------------------------------

                                    Its: Treasurer and Chief Financial Officer

                                    WHITELINE EXPRESS, LTD.

                                    By: /s/ Michael J. Plotzke
                                       -----------------------------------------

                                    Its: Treasurer and Chief Financial Officer

                                    TABB REALTY, LLC

                                    By: /s/ Michael J. Plotzke
                                       -----------------------------------------

                                    Its: Treasurer and Chief Financial Officer

                                    CLEAN TECH, INC.

                                    By: /s/ Michael J. Plotzke
                                       -----------------------------------------

                                    Its: Treasurer and Chief Financial Officer

                                    PLASTIPAK PACKAGING DO BRAZIL, LTDA

                                    By: /s/ Michael J. Plotzke
                                       -----------------------------------------

                                    Its: Attorney-in-fact

                                    PLASTIPAK CZECH REPUBLIC, s.r.o.

                                    By: /s/ Michael J. Plotzke
                                       -------------------------------------

                                    Its: Attorney-in-fact

SWING LINE LENDER:                  COMERICA BANK

                                    By: /s/ Jeffrey J. Judge
                                       -------------------------------------

                                    Its: Vice President

ISSUING LENDER:                     COMERICA BANK

                                    By: /s/ Jeffrey J. Judge
                                       -------------------------------------

                                    Its: Vice President

LENDERS:                            COMERICA BANK

                                    By: /s/ Jeffrey J. Judge
                                       -------------------------------------

                                    Its: Vice President

                                    FLEET NATIONAL BANK

                                    By: /s/ Peter van der Horst
                                        -----------------------

                                    Its: Director
                                        -----------------------

                                    JPMORGAN CHASE BANK N.A.

                                    By: /s/ Mark L. McClure
                                        -----------------------

                                    Its: First Vice President
                                        -----------------------

                                    STANDARD FEDERAL BANK N.A.

                                    By: /s/ Gregory E. Castle
                                        -----------------------

                                    Its: First Vice President
                                        -----------------------

                                    BANK OF MONTREAL

                                    By: /s/ Shahrokh Z. Shah
                                        -----------------------

                                    Its: Managing Director
                                        -----------------------

                                    ASSOCIATED BANK, N.A.

                                    By: /s/ Joseph J. Gehrke
                                       -------------------------------------

                                    Its:Vice President

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION

                                    By: /s/ Mark Blankstein
                                        --------------------------

                                    Its: Duly Authorized Signatory
                                        --------------------------

                                    GUARANTY BANK

                                    By: /s/ Robert S. Hays
                                        -----------------------

                                    Its: Senior Vice President
                                        -----------------------

                                    WELLS FARGO FOOTHILL, LLC

                                    By: /s/ Rina Shinoda
                                        -----------------------

                                    Its: Vice President
                                        -----------------------

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By:  /s/ Thomas A. Majewski
                                         -----------------------

                                    Its: Vice President
                                         -----------------------

                                    THE NORTHERN TRUST CO.

                                    By: /s/ Mark Taylor
                                       ------------------------------------

                                    Its:Vice President

                                    CITIZENS BANK

                                    By: /s/ Jim Madaus
                                       ------------------------------------

                                    Its:Vice President

                                    FIRSTMERIT BANK, N.A.

                                    By:  /s/ Kenneth L. Johnson
                                        -----------------------

                                    Its: Vice President
                                        -----------------------

                                    FIFTH THIRD BANK EASTERN
                                    MICHIGAN

                                    By:  /s/ Carol C. Gaggos
                                         -----------------------

                                    Its: Vice President
                                         -----------------------

                                  SCHEDULE 1.1

                            PLASTIPAK PACKAGING, INC.

              FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                            (BASIS POINTS PER ANNUM)

Basis For Pricing            LEVEL I        LEVEL II        LEVEL III               LEVEL IV             LEVEL V
--------------------------  ----------  ----------------  --------------        ----------------   -------------------
Leverage Ratio(1)           <2.50:1.00  > or = 2.50:1.00  > or = 3.00 to 1.00   > or = 3.50:1.00   > or = 4.00 to 1.00
                                           but < 3.00       but < 3.50             but < 4.00

Eurodollar Margin             137.50         155.00            175.00              225.00                275.00

Base Rate Margin               0.00           0.00              0.00                50.00                100.00

Facility Fee                  37.50          45.00             50.00                50.00                 50.00

Letter of Credit Fees         137.50         155.00            175.00              225.00                275.00
(exclusive of facing fees,
amendment fees or other
specific fees)

All in Spread                 175.00         200.00            225.00              275.00                325.00

------------------
(1) As defined in the Revolving Credit Agreement

                                  SCHEDULE 1.2

                           PERCENTAGES AND ALLOCATIONS


             Lender                    Percentage            Allocation
---------------------------------      ----------          ---------------
Comerica Bank                            12.65%            $ 37,950,000.00

Fleet National Bank                      10.00%            $ 30,000,000.00

JPMorgan Chase Bank NA                   10.00%            $ 30,000,000.00

Standard Federal Bank N.A.               10.00%            $ 30,000,000.00

Bank of Montreal                         10.00%            $ 30,000,000.00

Associated Bank                           8.30%            $ 24,900,000.00

General Electric Capital Corp.            6.65%            $ 19,950,000.00

Guaranty Bank                             6.65%            $ 19,950,000.00

Wells Fargo Foothill, LLC                 5.00%            $ 15,000,000.00

PNC Bank, National Association            5.00%            $ 15,000,000.00

The Northern Trust Co.                    5.00%            $ 15,000,000.00

Citizens Bank                             3.75%            $ 11,250,000.00

FirstMerit Bank, N.A.                     3.75%            $ 11,250,000.00

Fifth Third Bank Eastern Michigan         3.25%            $  9,750,000.00

Total Facility                          100.00%            $300,000,000.00